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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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EMMIS COMMUNICATIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 28, 2004

Dear Shareholder:

     The directors and officers of Emmis Communications Corporation join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Wednesday, June 30, 2004 at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

     The formal notice of this annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, please mark, sign, and return the enclosed proxy card(s) to ensure that your votes on the business matters of the meeting will be recorded.

     We hope that you will attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the postage paid envelope provided. After returning the proxy, you may, of course, vote in person on all matters brought before the meeting.

     We look forward to seeing you on June 30.

Sincerely,

Jeffrey H. Smulyan
Chief Executive Officer, President
and Chairman of the Board

(This page intentionally left blank)

EMMIS COMMUNICATIONS CORPORATION
INDIANAPOLIS, INDIANA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of the shareholders of Emmis Communications Corporation will be held on Wednesday, June 30, 2004, at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

     The holders of common stock will be asked to consider and to vote on the following matters:

(1)	election of three directors to Emmis’ board of directors for terms of three years;

(2)	ratification of the selection of Ernst & Young LLP as Emmis’ independent auditors for the fiscal year ending February 28, 2005;

(3)	approval of the 2004 Equity Compensation Plan, as set forth in Exhibit A to the accompanying proxy statement; and

(4)	transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

     We describe each of these proposals in more detail in the accompanying proxy statement, which you should read in its entirety before voting.

     Only shareholders of record at the close of business on April 23, 2004 are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting. The proxy statement and proxy card(s) are enclosed.

By order of the Board of Directors,

J. Scott Enright
Secretary

Indianapolis, Indiana
May 28, 2004

EMMIS COMMUNICATIONS CORPORATION
ONE EMMIS PLAZA
40 MONUMENT CIRCLE
INDIANAPOLIS, INDIANA 46204

PROXY STATEMENT

     In this proxy statement, Emmis Communications Corporation is referred to as “we,” “us,” “our company” or “Emmis.”

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING

Q:	Why did I receive this proxy statement?

     You received this proxy statement because our board of directors is soliciting your proxy to vote at the annual meeting of shareholders. The annual meeting will be held on Wednesday, June 30, 2004, at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

     This proxy statement summarizes the information you need to know to vote on an informed basis at the annual meeting; however, you do not need to attend the annual meeting to vote your shares. See “How do I vote?” We expect to begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card(s) on May 28, 2004 to all shareholders entitled to vote.

Q:	What am I voting on?

     You are being asked to consider and vote on the following:

•	election of three directors to our board of directors for terms of three years;

•	ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending February 28, 2005; and

•	approval of the 2004 Equity Compensation Plan.

Q:	Who is entitled to vote?

     Holders of outstanding Class A common stock and holders of outstanding Class B common stock as of the close of business on April 23, 2004, the record date, are entitled to vote at the annual meeting. As of April 23, 2004, 50,877,524 shares of Class A common stock and 5,038,920 shares of Class B common stock were issued and outstanding. As of April 23, 2004, there were no shares of Class C common stock issued or outstanding.

Q:	How do I vote?

     You may attend the meeting and vote in person or you can vote by proxy. To vote by proxy, sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf FOR each of the nominees, FOR the ratification of Ernst & Young LLP as our independent auditors and FOR approval of the Equity Compensation Plan. If you mark “abstain” on your proxy card, your shares will be counted as present for purposes of determining the presence of a quorum. You have the right to revoke your proxy at any time before the meeting by either notifying our corporate secretary or returning a later-dated proxy. You may also revoke your proxy by voting in person at the annual meeting.

     If you hold your shares through a broker, you should contact your broker to determine the procedure by which you can vote on these proposals. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting.

Q:	What does it mean if I get more than one proxy card?

     If you receive more than one proxy card, it means you hold shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your shares are voted.

Q:	What are the voting rights of the Class A common stock and the Class B common stock?

     On each matter submitted to a vote of our shareholders, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. Generally, the Class A and Class B common stock vote together as a single group. However, the two classes vote separately in connection with the election of certain directors, certain “going private” transactions and other matters as provided by law.

     At this annual meeting, the Class A and Class B common stock will vote together on the election of directors, the ratification of Ernst & Young LLP as our independent auditors and the approval of the 2004 Equity Compensation Plan.

Q:	Who will count the vote?

     Representatives of Wachovia Bank, our transfer agent, will count the votes.

Q:	What constitutes a quorum?

     A majority of the combined voting power of the outstanding Class A and Class B common stock entitled to vote at the meeting constitutes a quorum for the annual meeting (i.e., counting one vote for each share of outstanding Class A common stock and ten votes for each share of outstanding Class B common stock, present in person or represented by proxy). No additional quorum requirements apply to matters on which the holders of Class A and Class B common stock will vote together as a single class.

Q:	How many votes are needed for approval of each proposal?

     Directors will be elected by a plurality of the votes cast by the holders of existing common stock entitled to vote in the election who are present, in person or by proxy, at the meeting. Consequently, the three director nominees receiving the most votes of the holders of Class A and Class B common stock, voting together, will be elected to fill the three director positions. Only votes cast for a nominee will be counted. The accompanying proxy card will be voted for all nominees listed on the proxy unless the proxy contains instructions to the contrary. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes.

     The ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending February 28, 2005 and the approval of the 2004 Equity Compensation Plan each require that the number of votes cast in favor of that proposal by holders of our outstanding Class A common stock and Class B common stock, voting together, exceed the number of votes cast against that proposal by such holders of our outstanding Class A common stock and Class B common stock.

     Proxies submitted by brokers that do not indicate a vote for some of the proposals because the holders do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on those proposals are called “broker non-votes.” Abstentions and broker non-votes will not affect the voting on the proposals.

Q:	What percentage of stock does our significant shareholder own? How does he intend to vote? What about all officers and directors?

     Jeffrey H. Smulyan, the Chief Executive Officer, President and Chairman of our board of directors, is our largest single shareholder, beneficially owning less than 1.0% of our Class A common stock and 100% of our Class B common stock as of April 23, 2004. Mr. Smulyan has informed us that he intends to vote for all of the nominees for director and in favor of the proposals regarding the ratification of the selection of Ernst & Young LLP and approval of the Equity Compensation Plan. If he does so, each proposal on which the existing common stock votes together as a single class will be approved, because Mr. Smulyan controls 50.2% of the combined voting power of our outstanding common stock.

     All directors and executive officers together own outstanding Class A common stock and Class B common stock representing approximately 50.7% of the combined voting power of our outstanding common stock.

Q:	Does Emmis offer an opportunity to receive future proxy materials electronically?

     Yes. If you are a shareholder of record, you may, if you wish, receive future proxy statements and annual reports online. If you elect this feature, you will receive either a proxy card or an e-mail message notifying you when the materials are available, along with a web address for viewing the materials. You may sign up for electronic delivery by marking and signing the appropriate spaces on your proxy card or by contacting our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703. If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.

     If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.

     If you are an Emmis employee or a shareholder who has previously consented to electronic delivery of shareholder communications, you may view this proxy statement and our annual report at the “Investors” section of our website (www.emmis.com).

Q:	What are the benefits of electronic delivery?

     Electronic delivery saves Emmis money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials online.

Q:	What are the costs of electronic delivery?

     Emmis charges nothing for electronic delivery. You may, of course, incur the usual expenses associated with Internet access, such as telephone charges or charges from your Internet service provider.

Q:	May I change my mind later?

     Yes. You may discontinue electronic delivery at any time. For more information, contact our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703.

Q:	Who can attend the Annual Meeting?

     All shareholders as of April 23, 2004 can attend.

Q:	What do I do if I have additional questions?

     If you have any questions prior to the annual meeting, please call our Investor Relations Department toll-free at (866) 366-4703.

PROPOSAL 1: ELECTION OF DIRECTORS

     Three directors are to be elected, none of which is designated as a “Class A Director.” Jeffrey H. Smulyan, Walter Z. Berger and Greg A. Nathanson have been nominated for a term of three years and until their successors have been elected and qualified. The nominees will be elected by the Class A and Class B common stock voting together as a single class.

     Mr. Smulyan, Mr. Berger and Mr. Nathanson are members of the present board of directors. If, at the time of this annual meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The board of directors has no reason to believe that any substitute nominee or nominees will be required.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

Name, Age, Principal Occupation(s) and	Director
Business Experience During Past 5 Years	Since

Nominated for a term expiring in 2007:

Jeffrey H. Smulyan, Age 57	1979

     Mr. Smulyan founded Emmis in 1979 and is the Chairman of the Board of Directors, President and Chief Executive Officer. He has held the positions of Chairman of the Board of Directors and Chief Executive Officer since 1981 and the position of President since 1994. Mr. Smulyan began working in radio in 1973, and has owned one or more radio stations since then. Formerly, he was also the owner and chief executive officer of the Seattle Mariners major league baseball team. He is former Chairman of the Radio Advertising Bureau, a director of The Finish Line, a sports apparel manufacturer, and serves as a Trustee of his alma mater, the University of Southern California. Mr. Smulyan has been chosen Radio Executive of the Year by a radio industry publication.

Walter Z. Berger, Age 48	2001

     Mr. Berger became Executive Vice President, Treasurer and Chief Financial Officer of Emmis on March 1, 1999. Most recently, Mr. Berger served as Group President of the $3.3 billion Energy Marketing Division for LG&E Energy Corporation, where he had previously served as Executive Vice President and Chief Financial Officer. From 1992 to 1996, Mr. Berger held a number of senior financial and operating management positions in the manufacturing, service and energy fields. Mr. Berger, who began his career in public accounting, also spent seven years in financial management roles at Baker Hughes, Inc. He serves on numerous civic boards and committees.

Greg A. Nathanson, Age 57	1998

     Mr. Nathanson joined Emmis in 1998 as Television Division President. Mr. Nathanson has over 30 years of television broadcasting experience, having served as President of Programming and Development for Twentieth Television from 1996 to 1998, as General Manager of KTLA-TV in Los Angeles, California from 1992 to 1996 and as President of Fox Television Stations from 1990 to 1992. Mr. Nathanson resigned as Television Division President effective October 1, 2000.

Name, Age, Principal Occupation(s) and	Director
Business Experience During Past 5 Years	Since

Directors whose terms expire in 2006:

Susan B. Bayh,* Age 44	1994

     Mrs. Bayh was the Commissioner of the International Joint Commission of the United States and Canada until 2001. She served as a Distinguished Visiting Professor at the College of Business Administration at Butler University from 1994 through 2003. Previously, she was an attorney with Eli Lilly & Company. She is a director of Anthem, Inc., a Blue Cross/Blue Shield company; Cubist Pharmaceuticals, Inc., a biopharmaceutical company; Curis, Inc., a therapeutic drug development company; Dendreon Corporation, a biotechnology company; and Dyax Corp., a biopharmaceutical company.

Gary L. Kaseff, Age 56	1994

     Mr. Kaseff is employed as Executive Vice President and General Counsel of Emmis, a post he has held since 1998. Before becoming general counsel, Mr. Kaseff practiced law in Southern California. Previously, he was President of the Seattle Mariners major league baseball team and partner with the law firm of Epport & Kaseff.

Frank V. Sica, Age 53	1998

     Mr. Sica is a Senior Advisor for Soros Fund Management LLC. From 2000 to 2003 Mr. Sica was a Managing Partner of Soros Private Funds Management, the management company for the private equity and real estate activities of Soros. From 1998 to 2000 Mr. Sica was a Managing Director of Soros Fund Management responsible for private equity and real estate investment activities. Prior to joining Soros in 1998, Mr. Sica had been a Managing Director and Co-Head of the Merchant Banking Division at Morgan Stanley Dean Witter & Co. He is a director of CSG Systems International, Inc., a computer software company; JetBlue Airways, an airline company; and Kohls Corporation, a retail company.

Directors whose terms expire in 2005:

Richard A. Leventhal, Age 57	1992

     Mr. Leventhal is President and majority owner of LMCS, LLC an investment, management and consulting company. Previously, Mr. Leventhal co-owned and operated Top Value Fabrics, Inc., a wholesale fabric and textile company in Carmel, Indiana, for 27 years.

Peter A. Lund,* Age 63	2002

     Mr. Lund is a private investor and media consultant who serves as Chairman of Eos International, Inc., a holding company. Mr. Lund has over 40 years of broadcasting experience and most recently served as President and Chief Executive Officer of CBS Inc. and President and Chief Executive Officer of CBS Television and Cable. He is a director of DirecTv Group, Inc., a communications company, and Crown Media Holdings, Inc., an owner and operator of pay television channels.

Name, Age, Principal Occupation(s) and	Director
Business Experience During Past 5 Years	Since

Lawrence B. Sorrel, Age 45	1993

     Mr. Sorrel is Managing Partner and Co-CEO of Tailwind Capital Partners, a private equity firm managing $1.5 billion that is affiliated with the investment firm Thomas Weisel Partners. Mr. Sorrel was a general partner of private equity firm Welsh, Carson, Anderson & Stowe from 1998-2002. Prior to May 1998, he was a Managing Director of Morgan Stanley and the firm’s private equity affiliate, Morgan Stanley Capital Partners where he had been employed since 1986.

*Independent director elected by the holders of the Class A Common Stock voting as a single class.

PROPOSAL 2: RATIFICATION OF SELECTION OF AUDITORS

     The Audit Committee, a committee of the board of directors, has appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending February 28, 2005, subject to ratification by the holders of our common stock. Our financial statements for the fiscal year ended February 29, 2004 were certified by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to attend the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     If shareholders do not ratify the selection of Ernst & Young LLP as our independent auditors, or if prior to the 2005 annual meeting of shareholders Ernst & Young LLP ceases to act as our independent auditors, then the Audit Committee will reconsider the selection of independent auditors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

PROPOSAL 3: APPROVAL OF 2004 EQUITY COMPENSATION PLAN

     Our board of directors has adopted the Emmis Communications Corporation 2004 Equity Compensation Plan (the “2004 Plan”) to provide equity compensation in lieu of cash compensation for employees, officers, directors and independent contractors of the company and its subsidiaries along the lines of the stock compensation program described in the Report of the Compensation Committee, to increase employee, officer, director and independent contractor stock ownership opportunities and to improve the company’s ability to attract and retain a team of outstanding employees, officers, directors and independent contractors. The following summary of the principal provisions of the 2004 Plan is qualified by reference to the full text of the 2004 Plan which is attached to this proxy statement as Exhibit A.

     The 2004 Plan permits the delivery of a maximum of 4,000,000 shares of our common stock, plus any unused shares of common stock available under our 1999 Equity Incentive Plan, 2001 Equity Incentive Plan and 2002 Equity Compensation Plan, which we estimate to be another 1,261,355 shares, and shares subject to awards under prior plans that would again become available for new grants under the terms of such plans if those plans were still in effect. All of these prior plans will be terminated as of the effective date of the 2004 Plan. The board of directors included 4,000,000 new shares under the 2004 Plan based on the expectation that these shares would service Emmis’ stock compensation program and other equity compensation needs for approximately three years. Emmis also decided to incorporate all shares remaining available for issuance under prior plans into the 2004 Plan so that their issuance would be governed by the newer 2004 Plan, which provides greater administrative consistency and has eliminated certain features in prior plans, such as reload options, and company loans to pay exercise prices. The inclusion of these additional shares from prior plans does not increase the total number of shares available for awards because the shares would otherwise remain available for awards under the terms of the prior plans.

     Not more than one-half of the maximum shares available for delivery under the 2004 Plan may be delivered on account of the grant of shares of restricted stock or the award of performance units that are paid in shares of our common stock (not including for purposes of this limitation shares of restricted stock issued in lieu of compensation under a stock compensation-type program). As of May 12, 2004, the 4,000,000 new shares subject to the 2004 Plan had an aggregate market value of $89,440,000 based on a closing price of $22.36 per share. Including the shares estimated to be carried over to the 2004 Plan from the prior plans being terminated, the shares subject to the 2004 Plan as of its effective date would have an aggregate market value of $117,643,898 based on the May 12, 2004 closing price. If all or part of any award under the 2004 Plan expires or terminates without being exercised in full, is forfeited or is withheld for taxes, or in the case of an award of performance units, the award is not paid in shares of common stock, such shares of our common stock subject to the award generally become available for new awards. Options, stock appreciation rights and performance units expire no more than 10 years from date of grant.

     Options. Options granted under the 2004 Plan allow participants to purchase shares of our common stock at an exercise price determined by the Emmis Compensation Committee which cannot be less than the fair market value of our common stock on the date of the grant. Options may be granted as incentive stock options subject to the limitations of Section 422 of the Internal Revenue Code (the “Code”). For the purpose of complying with Section 162(m) of the Code, the 2004 Plan contains a per-participant limit of 300,000 on the number of shares which may be subject to options granted during any calendar year.

     Restricted Stock. Shares of our common stock may be granted under the 2004 Plan subject to such restrictions, if any, as may be determined by the Compensation Committee (“restricted stock”). Shares of restricted stock may be subject to forfeiture if conditions established by the Compensation Committee are not satisfied and are generally nontransferable until they become nonforfeitable. Before the grant, the Compensation Committee determines the purchase price, if any, of such shares of restricted stock and the restrictions, if any, applicable to such shares. If a grantee’s shares of restricted stock are forfeited, the grantee is required to sell such shares to us at the lesser of the purchase price, if any, paid by the grantee or the fair market value of the shares on the date of such forfeiture. The Compensation Committee may accelerate the time at which the restrictions lapse or may remove or, with the consent of the grantee, modify the restrictions. For the purpose of complying with Section 162(m) of the Code, the 2004 Plan contains a per-participant limit on the number of shares of restricted stock that may be awarded during any calendar year. That limit is the number of shares having a value on the date of grant equal to the lesser of 500% of the participant’s base salary or $5,000,000. This limit does not apply, however, to restricted stock issued in payment of an award of performance units or issued in lieu of cash compensation under a stock compensation-type program.

     Stock Appreciation Rights. Each stock appreciation right which may be granted under the 2004 Plan provides the grantee, upon exercise, a benefit equal to the difference between the fair market value of one share of our common stock on the date of the exercise and (1) in the case of a stock appreciation right identified with a share of our common stock subject to an option, the option exercise price of such option or such higher price specified in the grant or (2) in the case of any other stock appreciation right, the fair market value of a share of our common stock on the grant date or such higher price specified in the grant. Stock appreciation rights may be granted alone, or identified with shares of our common stock subject to options, performance units or shares of restricted stock. The Compensation Committee may accelerate the exercisability of any stock appreciation right. Benefits upon the exercise of stock appreciation rights are payable in cash unless the Compensation Committee determines that the benefits will be paid wholly or partly in shares of our common stock. For the purpose of complying with Section 162(m) of the Code, the 2004 Plan contains a per-participant limit of 300,000 on the number of shares which may be subject to stock appreciation rights granted during any calendar year.

     Performance Units. Performance units may be granted under the 2004 Plan to provide a benefit if performance goals determined by the Compensation Committee are achieved during the measuring period. The Compensation Committee, before the grant of a performance unit, determines the performance goals and measuring period and assigns a performance percentage (which can exceed 100%) to each level of attainment of the performance goals during the measuring period. The Compensation Committee may modify performance goals at any time. Performance unit benefits are payable in cash unless the Compensation Committee determines that a benefit will be paid wholly or partly in shares of our common stock. Performance units may be granted alone, or identified with shares of our common stock subject to an option, shares of restricted stock or stock appreciation rights. Performance units become exercisable commencing on the first day after the end of the applicable measuring period or another date specified by the Compensation Committee. The benefit for each performance unit exercised equals the fair market value of a share of our common stock on the date of grant of the performance unit multiplied by the “performance percentage” attained during the measuring period for the performance unit. For the purpose of complying with Section 162(m) of the Code, the 2004 Plan contains a per-participant limit on the number of shares of stock that may be awarded with respect to a performance unit during any calendar year. That limit is the number of shares having a value on the date of grant equal to the lesser of 500% of the participant’s base salary or $5,000,000.

     Other Information. Payment of the option exercise price or the purchase price of restricted stock may be made in cash or through the exchange of shares of our common stock owned by the grantee or by various other payment methods. When permitted by the Compensation Committee, a grantee may elect to have withheld shares of our common stock to satisfy withholding tax liability with respect to the exercise of options, stock appreciation rights or performance units or with respect to shares of restricted stock becoming nonforfeitable. In the event of a change in control, options, stock appreciation rights and performance units become exercisable, and all shares of restricted stock generally become nonforfeitable. The benefit payable with respect to any performance unit for which the measuring period has not ended is prorated based upon the portion of the measuring period completed before the change in control. The aggregate number of shares of our common stock, shares of restricted stock, stock appreciation rights and stock options available pursuant to the 2004 Plan, the number of shares covered by an award, the exercise price of options, the fair market values used to determine stock appreciation right and performance unit benefits and other matters related to the 2004 Plan and awards, will be adjusted by the Compensation Committee to reflect any stock dividend, stock split, share combination, merger, consolidation, asset spin-off, reorganization, or similar event.

     Options, stock appreciation rights and performance units may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or as permitted by the Compensation Committee, except that the grantee may transfer an award by gift or pursuant to a domestic relations order to:

•	a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the grantee, including adoptive relationships, or any person sharing the grantee’s household (other than a tenant or employee);

•	a trust in which these persons have more than 50% of the beneficial interest;

•	a foundation in which these persons (or the grantee) control the management of assets; or

•	any other entity in which these persons (or the grantee) own more than 50% of the voting interests.

Awards so transferred may be exercised only upon the same terms and conditions applicable to the original grantee, and the original grantee or his estate will remain liable for any federal, state, city or local taxes applicable upon the exercise of an award by a permitted transferee. Such a transferee cannot transfer the award, except by will or by the laws of descent and distribution upon the death of the transferee.

     Plan Administration. The 2004 Plan is administered by the Compensation Committee unless the board of directors or the Compensation Committee designates another committee or subcommittee to administer the 2004 Plan. Subject to the 2004 Plan’s provisions, the Compensation Committee has broad authority to, among other things, determine when grants may be made (and the amounts thereof); to interpret, and to adopt rules relating to, the 2004 Plan; to determine the terms of the agreements relating to grants and to modify any such agreement with the consent of the grantee, when required; and to cancel existing awards and to substitute new ones. Because of the Compensation Committee’s broad authority, the type and amount of awards to be received by any specific individual, or group of individuals, is currently indeterminable. However, not more than 1,000,000 shares of the 4,000,000 new shares of common stock added by the 2004 Plan may be awarded to Mr. Smulyan as Class B common stock.

     Amendment and Termination. Subject to any shareholder approval requirement of applicable law or the rules of any national securities exchange, stock market or automated quotation service on which our common stock is listed or quoted, the board of directors may from time to time in its discretion amend or modify the 2004 Plan without the approval of the shareholders. The 2004 Plan will terminate on June 30, 2014 or such earlier date as the board of directors may determine. No termination of the 2004 Plan will affect outstanding awards.

     Federal Income Tax Consequences. Upon the grant of an award (other than an award of restricted stock that contains no restrictions) under the 2004 Plan, the grantee does not realize any taxable income and no deduction is available for us. Any cash received by a grantee in connection with the exercise of a stock appreciation right or performance unit, as well as the fair market value of any shares received in connection with the exercise of a stock appreciation right or a performance unit, is taxable as ordinary income to the grantee. Generally, upon exercise of an option (other than an incentive stock option), the grantee will recognize taxable income and we are entitled to a deduction at the time the grantee is taxed in the amount of the grantee’s taxable income. In the case of an incentive stock option, the grantee incurs no income tax liability upon exercise (other than possible alternative minimum tax liability), but we are generally not entitled to a tax deduction. The fair market value of restricted stock in excess of the purchase price, if any, is taxable to the grantee when the restrictions lapse. However, if the grantee is not prohibited by the Compensation Committee from electing to be taxed on such value on the date of grant and the grantee elects such tax treatment, the grantee is taxed on such amount on the date of grant. We are generally entitled to a deduction at the time the grantee is taxed in the amount of the grantee’s taxable income.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE 2004 EQUITY COMPENSATION PLAN.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     As of April 23, 2004, there were 50,877,524 shares of our Class A common stock and 5,038,920 shares of our Class B common stock issued and outstanding. The Class A common stock is entitled to an aggregate of 50,877,524 votes and the Class B common stock is entitled to an aggregate of 50,389,200 votes. The following table shows, as of April 23, 2004, the number and percentage of shares of our common stock held by each person known to us to own beneficially more than five percent of the issued and outstanding common stock, by the executive officers named in the Summary Compensation Table below and our directors and nominees, and by our executive officers and directors as a group:

	Class A			Class B
	Common Stock			Common Stock
Five Percent Shareholders,	Amount and Nature			Amount and Nature
Directors and Certain	of Beneficial		Percent	of Beneficial		Percent	Percent of Total
Executive Officers	Ownership		of Class	Ownership		of Class	Voting Power
Jeffrey H. Smulyan	468,101	(1)	* %	5,638,920	(16)	100.0%	53.0%
Susan B. Bayh	38,481	(2)	*	—		—	*
Walter Z. Berger	206,331	(3)	*	—		—	*
Randall D. Bongarten	160,544	(4)	*	—		—	*
Richard F. Cummings	393,082	(5)	*	—		—	*
Gary L. Kaseff	207,814	(6)	*	—		—	*
Richard A. Leventhal	61,934	(7)	*	—		—	*
Peter A. Lund	830	(8)	*	—		—	*
Greg A. Nathanson	217,063	(9)	*	—		—	*
Frank V. Sica	33,334	(10)	*	—		—	*
Lawrence B. Sorrel	43,674	(11)	*	—		—	*
FMR Corp.	5,739,680	(12)	11.3	—		—	5.7
Mellon Financial Corporation	2,630,373	(13)	5.2	—		—	2.6
Westport Asset Management, Inc.	6,256,725	(14)	12.3	—		—	6.2
All Executive Officers and Directors as a Group (14 persons)	1,883,442	(15)	3.6	5,638,920	(16)	100.0%	53.8

*	Less than 1%.

(1)	Consists of 308,330 shares held by Mr. Smulyan as trustee for the Emmis Communications Corporation Profit Sharing Trust (the “Profit Sharing Trust”), as to which Mr. Smulyan disclaims beneficial ownership of all but 3,537 held for his benefit, 314 shares held in the 401(k) Plan, 101,837 shares owned individually, 11,120 shares held by Mr. Smulyan as trustee for his children over which Mr. Smulyan exercises or shares voting control and 46,500 shares held by The Smulyan Family Foundation, as to which Mr. Smulyan shares voting control.

(2)	Consists of 5,147 shares owned individually and 33,334 shares represented by stock options exercisable currently or within 60 days of April 23, 2004.

(3)	Consists of 41,875 shares owned individually, 85 shares held in the 401(k) Plan, 305 shares held in the Stock Purchase Plan, 65 shares held in the Profit Sharing Trust and 164,001 shares represented by stock options exercisable currently or within 60 days of April 23, 2004. Of the shares owned individually, 30,000 are restricted stock subject to forfeiture if certain employment agreement conditions are not satisfied.

(4)	Consists of 45,212 shares owned individually, 331 shares held in the Profit Sharing Trust and 115,001 shares represented by stock options exercisable currently or within 60 days of April 23, 2004. Of the shares owned individually, 37,500 are restricted stock subject to forfeiture if certain employment agreement conditions are not satisfied.

(5)	Consists of 93,483 shares owned individually, 8,260 shares owned for the benefit of Mr. Cummings’ children, 3,537 shares held in the Profit Sharing Trust, 301 shares held in the 401(k) Plan and 287,501 shares represented by stock options exercisable currently or within 60 days of April 23, 2004. Of the shares owned individually, 22,500 are restricted stock subject to forfeiture if certain employment agreement conditions are not satisfied.

(6)	Consists of 35,590 shares owned individually by Mr. Kaseff, 3,411 shares owned by Mr. Kaseff’s spouse, 1,346 shares held by Mr. Kaseff’s spouse for the benefit of their children, 814 shares held in the Profit Sharing Trust, 47 shares held in the 401(k) Plan, and 166,606 shares represented by stock options exercisable currently or within 60 days of April 23, 2004. Of the shares owned individually, 20,000 are restricted stock subject to forfeiture if certain employment agreement conditions are not satisfied.

(7)	Consists of 8,000 shares owned individually, 3,000 shares owned by Mr. Leventhal’s spouse, 17,600 shares owned by a corporation of which Mr. Leventhal is a 50% shareholder and 33,334 shares represented by stock options exercisable currently or within 60 days of April 23, 2004.

(8)	Consists entirely of shares owned individually.

(9)	Consists of 122,938 shares owned individually or jointly with his spouse, 44,000 shares owned by trusts for the benefit of Mr. Nathanson’s children, 124 shares held in the Profit Sharing Trust and 50,001 shares represented by stock options exercisable currently or within 60 days of April 23, 2004.

(10)	Consists entirely of shares represented by stock options exercisable currently or within 60 days of April 23, 2004.

(11)	Consists of 10,340 shares owned individually and 33,334 shares represented by stock options exercisable currently or within 60 days of April 23, 2004.

(12)	Information concerning these shares was obtained from an Amendment to Schedule 13G filed on February 17, 2004 by FMR Corp. on behalf of itself and various affiliates, each of which has a mailing address of 82 Devonshire Street, Boston, Massachusetts 02109.

(13)	Information concerning these shares was obtained from an Amendment to Schedule 13G filed on February 4, 2004 by Mellon Financial Corporation, which has a mailing address of One Mellon Center, Pittsburgh, Pennsylvania 15258.

(14)	Information concerning these shares was obtained from an Amendment to a Schedule 13G filed February 17, 2004 by Westport Asset Management, Inc. and Westport Advisers LLC, each of which has a mailing address of 253 Riverside Avenue, Westport, Connecticut 06880.

(15)	Includes 958,948 shares represented by stock options exercisable currently or within 60 days of April 23, 2003 and 308,330 shares held in the Profit Sharing Trust as to which beneficial ownership is disclaimed as to all but 8,532 shares held for the benefit of officers.

(16)	Consists of 5,038,920 shares owned individually and 600,000 shares represented by stock options exercisable currently or within 60 days of April 23, 2004.

CORPORATE GOVERNANCE

General

     Emmis aspires to the highest ethical standards for our employees, officers and directors, and remains committed to the interests of our shareholders. We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The Board of Directors has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance. Some of these guidelines and procedures are discussed below. For further information, including electronic versions of our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, our Audit Committee Charter, our Compensation Committee Charter, our Corporate Governance and Nominating Committee Charter and our Auditor Independence Policy, please visit the Corporate Governance section of our website (www.emmis.com) located under the Investors heading.

Independent Directors

     Our Board of Directors currently consists of nine members. Of these, four (Mrs. Bayh and Messrs. Lund, Sica and Sorrel) qualify as “independent directors” under the listing standards of The Nasdaq Stock Market, Inc.. In addition, Mr. Nathanson will qualify as an independent director on March 1, 2005, because on that date three years will have elapsed since he was employed by Emmis. We also expect Mr. Leventhal to qualify as an independent director on June 25, 2005, because on that date three years will have elapsed since Mr. Leventhal’s brother-in-law ceased to be one of Emmis’ executive officers.

     As of the record date, April 23, 2004, Emmis qualified as a “controlled company” under Nasdaq listing standards, because Jeffrey Smulyan owned common stock having the right to cast more than 50% of the vote on most matters. The determination that Emmis was a controlled company was based on the 50,877,524 shares of Class A Common Stock and 5,038,920 shares of Class B Common Stock outstanding on April 23, 2004 (equivalent to 101,266,724 total votes) and Mr. Smulyan’s right to vote on that date 468,101 shares of Class A Common Stock and 5,038,920 shares of Class B Common Stock (equivalent to 50,857,301 total votes, or 50.2% of the outstanding total votes). As a controlled company, Emmis is not required under Nasdaq listing standards to have a majority of independent directors on its Board of Directors. Recently, Mr. Smulyan sold some shares of Emmis stock and no longer has the right to cast more than 50% of the vote on most matters. However, under current Nasdaq policy Emmis has a period of one year to come into compliance with the majority independent director requirement.

Code of Ethics

     Emmis has adopted a Code of Business Conduct and Ethics to document the ethical principles and conduct we expect from our employees, officers and directors. A copy of our Code of Business Conduct and Ethics is available on our website.

Lead Director

     Our independent directors have appointed Susan B. Bayh as the “Lead Director.” In that role, Mrs. Bayh is responsible for coordinating and leading the independent directors, presiding over executive sessions of the independent directors and acting as a liaison between the independent directors and the rest of the Board of Directors and Emmis management.

Communications with Independent Directors

     Any employee, officer, shareholder or other interested party who has an interest in communicating with the Lead Director or any other Emmis independent directors regarding any matter may do so by directing communication to Mrs. Bayh as the Lead Director. The communication will be delivered to the independent directors as appropriate. For matters related to nominations or corporate governance, communications should specify that they are directed to the Corporate Governance and Nominating Committee. For matters related to finance or auditing, communications should specify that they are directed to the Audit Committee. For matters related to compensation, communications should specify that they are directed to the Compensation Committee. Messages for any director or the Board of Directors as a whole may be delivered through the Lead Director as well, addressed to Lead Director, Emmis Communications Corporation, One Emmis Plaza, 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204. Facsimile messages can be sent to (317) 684-5583, and e-mail messages can be sent to LeadDirector@emmis.com.

Certain Committees of the Board of Directors

     Our board of directors currently has several committees, including an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation Committee.

     Audit Committee. The Audit Committee’s primary responsibility is to engage the independent auditor and otherwise to monitor and oversee the audit process. The Audit Committee also undertakes other related responsibilities as summarized in the Report of the Audit Committee below and detailed in the Audit Committee’s charter, which is available on our website. The members of the Audit Committee are Peter A. Lund, Frank V. Sica and Lawrence B. Sorrel, all of whom are independent directors. The Audit Committee held seven meetings during the last fiscal year.

     The board of directors has determined that Frank V. Sica and Lawrence B. Sorrel are each “audit committee financial experts” as defined in rules adopted under the Securities Exchange Act of 1934. The board of directors has also determined that Messrs. Sica and Sorrel are independent under the Securities Exchange Act of 1934 and the Nasdaq listing standards.

     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee’s primary responsibility is to assist the board of directors by (1) identifying individuals qualified to become members of the Board of Directors and recommending nominees to the board of directors for the next annual meeting of shareholders and (2) evaluating and assessing corporate governance issues affecting the company. The Corporate Governance and Nominating Committee’s charter is available in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading. The Corporate Governance and Nominating Committee evaluates current members of the board of directors and potential candidates with respect to their independence, business, strategic and financial skills, as well as overall experience in the context of the needs of the board of directors as a whole. The Corporate Governance and Nominating Committee concentrates its focus on candidates with the following characteristics and qualifications, though they are not necessarily limited thereto:

•	Chief executive officers or senior executives, particularly those with experience in broadcasting, finance, marketing, and information technology.

•	Individuals representing diversity in gender and ethnicity.

•	Individuals who meet the current criteria to be considered as independent directors.

     The Corporate Governance and Nominating Committee will consider and evaluate potential nominees submitted by holders of our Class A common stock to our corporate secretary on or before the date for shareholder nominations specified in the “Shareholder Proposals” section of this proxy statement. These potential nominees will be considered and evaluated using the same criteria as potential nominees obtained by the committee from other sources.

     The members of the Corporate Governance and Nominating Committee are Susan B. Bayh, Peter A. Lund and Frank V. Sica, all of whom are independent directors. The Corporate Governance and Nominating Committee held three meetings during the last fiscal year.

     Compensation Committee. The Compensation Committee provides a general review of our compensation and benefit plans to ensure that they meet our corporate objectives, establishes compensation arrangements and approves compensation payments to our executive officers, and generally administers our stock option and incentive plans. The members of the Compensation Committee are Susan B. Bayh, Frank V. Sica and Lawrence B. Sorrel, all of whom are independent directors. The Compensation Committee held seven meetings during the last fiscal year.

Meeting Attendance

     During our last fiscal year, our board of directors held 11 meetings, either in person or by telephone. Each director attended at least 75% of the aggregate of (1) the total number of meetings of our board of directors held while he or she was a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served on the committee.

Compensation of Directors

     Our directors who are not officers or employees of our company are compensated for their services at the rate of $2,000 per regular meeting attended in person, $1,000 per regular meeting attended by phone and $1,500 per committee meeting attended, whether in person or by phone. In addition, the chairs of our Audit Committee and Compensation Committee each receive a $5,000 annual retainer, and the chair of our Corporate Governance and Nominating Committee and the Lead Director each receive a $3,000 annual retainer. All of these fees are paid in the form of Class A common stock at the end of each calendar year, discounted in accordance with our stock compensation program. In addition, directors who are not officers or employees of our company are entitled to receive annually options to purchase 10,000 shares of Class A common stock. The options are granted on the date of our annual meeting of shareholders at the fair market value of the underlying shares on that date. Directors who are not officers or employees of our company are also eligible to participate in our health insurance program by paying premiums equal to the “COBRA” rate charged to former employees of the company.

Certain Transactions

     Although Emmis generally prohibits loans to executive officers and directors, we currently have a loan outstanding to Jeffrey H. Smulyan, our Chairman, Chief Executive Officer and President, that is grandfathered under The Sarbanes-Oxley Act of 2002. The largest aggregate amount outstanding on this loan at any month-end during the last fiscal year and at February 29, 2004 was $1,185,172. This loan bears interest at our cost of senior debt, which at February 29, 2004 was approximately 3.61% per annum. During the last fiscal year, we made payments of approximately $6,000 to a company owned by Jeffrey H. Smulyan for our use of an airplane owned by that company. The Compensation Committee approved the terms of the use of Mr. Smulyan’s plane based upon an independent third-party appraisal that concluded that the cost to Emmis of the plane usage was less than the then-prevailing market rate for such plane. Subsequently, Emmis leased a plane of its own and entered into a timeshare agreement with Mr. Smulyan. Under the timeshare agreement, whenever Mr. Smulyan uses the plane for non-business purposes, he pays Emmis for the total direct cost of operating the plane up to the maximum amount permitted by Federal Aviation Authority regulations (which maximum generally approximates the total direct cost). With respect to the last fiscal year, Mr. Smulyan paid $148,968 under the timeshare arrangement. In addition, under Internal Revenue Service regulations, to the extent Mr. Smulyan allows non-business guests to travel on the plane on a business trip or takes the plane on a non-business detour as part of a business trip, additional compensation is attributed to Mr. Smulyan. Generally, these trips on which compensation is assessed pursuant to IRS regulations do not result in any material additional cost or expense to Emmis.

REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Audit Committee is composed of three directors whom the board of directors has determined are “independent” as defined by Nasdaq listing standards. The Audit Committee’s responsibilities are set forth in its written charter approved by the board of directors. The charter is reviewed annually by the Audit Committee. A copy of the Audit Committee charter was attached as an exhibit to the Proxy Statement for the 2003 annual meeting of shareholders, and the charter has not been amended since that disclosure. As required by Nasdaq listing standards, the Audit Committee has determined that its charter is adequate. The Audit Committee has also determined that its members meet the financial literacy requirements of Nasdaq listing standards.

     Management is responsible for the company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report on them. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes. For the fiscal year ended February 29, 2004, the Audit Committee engaged Ernst & Young LLP to serve as the company’s independent auditor.

     The Audit Committee has met and held discussions with management and Ernst & Young LLP. Management represented to the Audit Committee that the company’s consolidated financial statements as of and for the fiscal year ended February 29, 2004 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     In June 2002, the board of directors, upon the recommendation of the Audit Committee, adopted an Auditor Independence Policy that, among other things, prohibits the company’s independent auditor from performing certain non-audit services for the company, requires prior approval of the Audit Committee for any services provided by the company’s independent auditor, limits the hiring by the company of former employees of the company’s independent auditor who have worked on the Emmis account and requires enhanced disclosure both to the Audit Committee and to shareholders of matters related to auditor independence.

     Ernst & Young LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence. In addition, the Audit Committee (or the chairman of the Audit Committee with respect to engagements of less than $100,000) approves in advance all engagements of the company’s independent auditor. The Audit Committee determined that Ernst & Young’s provision of non-audit services to the company as described in “Matters Relating to Independent Auditors” is compatible with maintaining that firm’s independence.

     Based on these discussions and reviews, the Audit Committee members agreed that the audited financial statements for the company’s last fiscal year should be included in our company’s Form 10-K, and made a formal recommendation to the board of directors to that effect.

     The Audit Committee’s reviews and discussions with management and the independent auditors do not assure that the company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the company’s independent auditors are in fact “independent.” The Audit Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and are presented in conformity with generally accepted accounting principles and on the representations of the independent auditors included in that firm’s report on the company’s financial statements.

Audit Committee Members
Frank V. Sica, Chair
Peter A. Lund
Lawrence B. Sorrel

MATTERS RELATING TO INDEPENDENT AUDITORS

Fees Paid to Independent Auditors

     The following table sets forth the amount of fees (including cost reimbursements) we paid to Ernst & Young LLP for the fiscal years ended February 29, 2004 and February 28, 2003, for various categories of professional services they performed as our independent auditors.

	Year ended February 28 (29),
	2004	2003
Audit Fees (1)	$442,000	$471,000
Audit Related Fees (2)	179,000	45,000
Tax Fees:
Tax Compliance and Tax Return Preparation	—	—
Tax Consulting and Advisory Services	69,000	24,000

Total	69,000	24,000
All Other Fees	—	—

Total Fees	$690,000	$540,000

(1)	Includes annual financial statement audit and limited quarterly review services, statutory audits of foreign subsidiaries, review of registration statements and providing consents for SEC filings and other services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements.

(2)	Includes benefit plan audits, internal control review, audit-related consultation services for potential corporate transactions and other audit-related services.

Engagement of the Independent Auditors and Approval of Services

     During the fiscal year ended February 29, 2004, prior to engaging the independent auditors to render the above services and pursuant to its charter, the Audit Committee approved the engagement for each of the services, and determined that the provision of such services by the independent auditors was compatible with the maintenance of Ernst & Young’s independence in the conduct of its auditing services. In the prior fiscal year, before certain changes in the law regarding pre-approval requirements, the Audit Committee did not pre-approve the audit-related or tax services prior to the engagement of the services, but did pre-approve the audit services prior to the engagement of the services. Under its current charter, it is the policy of the Audit Committee to pre-approve the retention of the independent auditors for any audit services and for any non-audit services, including tax services. No services were performed during the fiscal year ended February 29, 2004 under the de minimis exception in Rule 2-01(c) (7)(i)(C) of Regulation S-X.

REPORT OF THE COMPENSATION COMMITTEE

     The following Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee provides a general review of our compensation and benefit plans to ensure that they meet our corporate objectives. The Compensation Committee also establishes compensation arrangements and approves compensation payments to Mr. Smulyan and our other executive officers, and generally administers our stock option and incentive plans. With respect to compensation decisions affecting executive officers other than Mr. Smulyan, the Committee receives input from Mr. Smulyan in the course of making its decisions. With respect to compensation decisions affecting non-executive officers and employees, the Committee has delegated this authority to Mr. Smulyan and the other executive officers, provided such authority is exercised in accordance with any general parameters established by the Committee. During the last fiscal year, Susan B. Bayh, Frank V. Sica and Lawrence B. Sorrel were members of the Compensation Committee.

Policy and Performance Measures

     We have historically entered into multi-year employment agreements with certain of our executive officers. These agreements generally provide for a base salary, annual performance bonuses, and restricted stock and stock option awards. The Compensation Committee believes that entering into these agreements is in our best interest because they assist us in retaining our key officers for a certain period of time and enable us to focus the officers’ efforts and energies on enhancing the long-term value of our company to our shareholders. The total compensation reflected in these employment agreements is generally based upon the officers’ prior compensation levels, changes in duties and peer group benchmarking surveys. In order to attract and retain highly qualified employees, we believe overall compensation to our executive officers should be targeted at the top third of our peer group, with exceptions made in appropriate circumstances.

     The Committee established a bonus plan for the fiscal year that set for each executive officer a target bonus and a performance goal so that 70% of an executive officer’s target bonus would be based on specified annual operating income goals and the remainder would be based on individual performance. A percentage of the target bonus would then be earned depending upon the extent to which the applicable division of the company met or exceeded the specified operating income targets and depending upon the Committee’s assessment of the performance of the executive during the year. At the end of the fiscal year, the company achieved 92% of its domestic radio station operating income target, 101% of its television station operating income target, 89% of its publishing operating income target, 150% of its international radio station operating income target, and 98% of its total Emmis operating income target. Based on these results, the Committee approved the bonus awards shown in the Summary Compensation Table. Stock options and stock awards were also granted to our executive officers during the last fiscal year under our various equity incentive plans. The options, covering from 15,000 to 50,000 shares each, were all granted at the fair market value of our Class A common stock on the date of grant.

     During the last fiscal year, we administered a stock compensation program under our 2002 Equity Compensation Plan. The program operates on a calendar year basis and was continued in 2004. The program is designed to replace cash compensation with non-cash compensation in order to improve the leverage ratios under the indentures for our senior discount notes and senior subordinated notes, and to further focus our employees’ efforts and attention on delivering shareholder value. Each participant in the program can elect to receive stock compensation under the program in the form of payroll stock every two weeks or in the form of restricted stock in the January following the end of the applicable calendar year. The payroll stock is awarded based on the fair market value of our Class A common stock on the date it is issued and is only subject to a de minimis transfer restriction. Our executive officers are prohibited from receiving payroll stock. The restricted stock is subject to forfeiture in the event the employee voluntarily terminates employment or is terminated for cause prior to the date the stock vests in the succeeding January, and is awarded based on a discount from the value of our Class A common stock on a date prior to the start of the calendar year (November 1, 2002 for the 2003 program and October 31, 2003 for the 2004 program). For the 2003 program, participants electing restricted stock received up to 10% of their compensation in restricted stock at $18.72 per share and could receive amounts in excess of 10% of their compensation in restricted stock at $16.64 per share. For the 2004 program, participants electing restricted stock received up to 5% of their compensation at $20.025 per share and could receive amounts in excess of 5% at $17.80 per share. All our executive officers elected to receive restricted stock, most electing amounts in excess of 10% of their compensation.

     The Internal Revenue Code generally limits to $1 million the amount of compensation that we may deduct in any year with respect to certain of our officers. The Compensation Committee endeavors to structure executive compensation so that most of that compensation will be deductible. At the same time, the Compensation Committee has the authority to award compensation in excess of the $1 million limit, regardless of whether such additional compensation will be deductible, in cases where the Compensation Committee determines that such compensation is appropriate. Compensation awards in excess of the $1 million limit, if any, are most likely to occur in connection with awards earned upon the completion of an executive officer’s multi-year employment or similar agreement. As shown on the Summary Compensation Table, Mr. Smulyan’s compensation for the fiscal year exceeded $1 million. Most of the amount is excess of $1 million is deductible because the payments meet the requirements for deductibility under the Internal Revenue Code.

Chief Executive Officer Compensation

     Mr. Smulyan is employed as our Chief Executive Officer pursuant to an employment agreement that was amended in 1999 to extend the term to February 29, 2004 and to emphasize the performance-based portion of Mr. Smulyan’s compensation. The employment agreement as amended limits increases in Mr. Smulyan’s base salary to the rate of inflation but provides for a target bonus equal to his annual salary. Based on the company’s performance in achieving the operating income targets discussed above, the Committee approved the bonus award to Mr. Smulyan shown in the Summary Compensation Table. When Mr. Smulyan entered into the amendment to his employment agreement in 1999, the Committee also granted to Mr. Smulyan options to purchase 1,000,000 shares of Class B common stock at a price per share of $28.25, the fair market value on the date of grant. These options are not generally exercisable until March 1, 2006. However, options to purchase 200,000 shares become exercisable at the end of each fiscal year in which either our annual station operating income increases from the previous year by a percentage specified in the grant agreement or the percentage increase in the average monthly fair market value of the Class A common stock during the fiscal year exceeds that of a specified peer group of broadcasting companies. The Committee believes that the performance accelerated vesting feature of these options is favorable to the company because it creates an incentive for Mr. Smulyan to cause the company to meet certain performance targets but does not require the company to take a charge to earnings as was the case when options were granted under Mr. Smulyan’s prior employment arrangement. Because the company exceeded the performance targets specified in the option grant agreement for the last fiscal year, 200,000 shares were vested.

Compensation Analyses and Reviews

     The Committee periodically retains an outside compensation consultant to compare base salary and incentive compensation programs for the company’s executive officers with those of other media companies and other companies to ensure that they are appropriate to the company’s objectives. The Committee exercises its judgment and discretion in reviewing and considering these analyses. In addition, the Committee periodically obtains advice from outside consultants, including the consultant retained by the company, on compensation objectives and policies and the setting of executive officer compensation.

Compensation Committee Members
Lawrence B. Sorrel, Chair
Susan B. Bayh
Frank V. Sica

COMPENSATION TABLES

     The following table sets forth the compensation awarded to, earned by, or paid to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer and an additional former officer (collectively, the “Named Executive Officers”) during each of the last three fiscal years.

Summary Compensation Table

					Long-Term
					Compensation
	Annual Compensation				Awards
							Securities
	Fiscal			Other	Restricted		Underlying	All
Name and	Year Ended			Annual	Stock		Options/	Other
Principal Position	February 28(29)	Salary (1)	Bonus (2)	Compensation	Awards (4)		SARs	Compensation
JEFFREY H. SMULYAN	2004	$640,105	$822,246	$—	$244,375		—	$—
Chief Executive Officer, President	2003	624,800	820,749	—	285,632		—	—
and Chairman of the Board	2002	750,947	—	117,600 (3)	—		—	—
WALTER Z. BERGER	2004	$369,750	$403,988	$—	$98,144		50,000	$—
Executive Vice President,	2003	351,625	320,423	—	151,443		50,000	—
Chief Financial Officer and	2002	327,895	—	—	536,400	(5)	50,000	—
Treasurer
RANDALL D. BONGARTEN	2004	$382,800	$315,558	$—	$76,945		50,000	$—
Television Division President	2003	382,800	264,949	—	91,690		50,000	—
	2002	431,602	—	—	—		50,000	—
RICHARD F. CUMMINGS	2004	$391,500	$291,255	$—	$63,056		50,000	$—
Radio Division President	2003	355,250	600,002	—	158,299		50,000	—
	2002	417,163	—	—	277,453	(5)	50,000	124,467 (6)
GARY L. KASEFF	2004	$340,000	$227,844	$—	$90,269		50,000	$—
Executive Vice President and	2003	323,333	236,936	—	124,300		50,000	—
General Counsel	2002	327,895	—	—	536,400	(5)	40,000	—

(1)	Pursuant to our equity compensation program, our executive officers elected to forego payment of 10-20% of their cash salaries during the fiscal years ended February 28, 2003 and February 28, 2002 and received instead shares of restricted stock at a discount as described in the “Report of the Compensation Committee.” These amounts are listed under “Restricted Stock Awards” in the year in which the restricted stock vests. The contractual base salaries during the last fiscal year for Messrs. Smulyan, Berger, Bongarten, Cummings and Kaseff were $800,000, $435,000, $435,000, $435,000 and $400,000, respectively.

(2)	Includes both cash and stock bonuses. With respect to Mr. Berger, the 2003 and 2004 bonuses include annual contract stock bonuses with values of $100,007 and $95,696, respectively. With respect to Mr. Cummings, the 2003 bonus includes a $300,000 signing bonus upon his execution of a new employment agreement during the fiscal year.

(3)	Represents the value of premiums accrued by us on a split-dollar life insurance policy. Upon the adoption of The Sarbanes-Oxley Act of 2002, Emmis ceased further payments under this insurance policy because the company did not want to risk an interpretation that the payments would constitute a prohibited loan. We are working with Mr. Smulyan to terminate the split-dollar arrangement and to terminate or amend the policy in a tax-efficient manner.

(4)	Amounts listed for the fiscal year ended February 29, 2004 represent the value of restricted stock that vested in January 2004 under the 2003 stock compensation program, and amounts listed for the fiscal year ended February 28, 2003 represent the value of restricted stock that vested in January 2003 under the 2002 stock compensation program. Additionally, an aggregate of 198,270 shares of restricted stock were outstanding as of February 29, 2004, with a value of $4,990,456 based on the $25.17 closing price of the Class A common stock as of February 27, 2004, the last trading day of the month. Of such shares, 84,445 were issued under the 2003 stock compensation program discussed in the “Report of the Compensation Committee.” To the extent we pay any dividends on our common stock, outstanding shares of restricted stock would be entitled to such dividends. However, we do not presently intend to pay dividends on our common stock.

(5)	Includes 10,345 shares of restricted stock for Mr. Cummings and 20,000 shares of restricted stock for each of Mr. Berger and Mr. Kaseff, as to which all restrictions have lapsed.

(6)	Represents forgiveness of a loan.

Option/SAR Grants in Last Fiscal Year

					Potential Realizable Value at
					Assumed Annual Rates of Stock Price
	Individual Grants				Appreciation for Option Term
	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to
	Options/SARs	Employees in	Exercise or Base
Name	Granted (#)	Fiscal Year	Price ($/Share)	Expiration Date	5%	10%
Jeffrey H. Smulyan	—	—	$—	—	$—	$—
Walter Z. Berger	50,000	4.8%	16.41	3/3/13	516,008	1,307,666
Randall D. Bongarten	50,000	4.8%	16.41	3/3/13	516,008	1,307,666
Richard F. Cummings	50,000	4.8%	16.41	3/3/13	516,008	1,307,666
Gary L. Kaseff	50,000	4.8%	16.41	3/3/13	516,008	1,307,666

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option /SAR Values

			Number Of Securities Underlying
			Unexercised Options/SARs At Fiscal		Value of Unexercised In-the-Money
			Year End		Options/SARs at Fiscal Year End
	Shares
	Acquired on	Value
Name	Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey H. Smulyan	360,000	$3,730,000	400,000	600,000	$—	$—
Walter Z. Berger	8,000	36,044	114,001	99,999	59,520	438,000
Randall D. Bongarten	19,200	82,800	65,001	99,999	—	438,000
Richard F. Cummings	—	—	237,501	99,999	958,125	438,000
Gary L. Kaseff	18,797	28,558	119,939	96,666	87,330	438,000

(1)	Based on the sale price if the shares were sold or on the closing price on the date of exercise if the shares were retained.

EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

     During the fiscal year ended February 28, 1994, we entered into a five-year employment agreement with Jeffrey H. Smulyan pursuant to which Mr. Smulyan was employed as chairman of the board of directors and chief executive officer. This employment agreement expired by its terms on February 28, 1999. Mr. Smulyan entered into an amendment to the employment agreement with us effective March 1, 1999 which extended the term to February 29, 2004. Mr. Smulyan’s base compensation during the last fiscal year was approximately $800,000. The amended agreement, among other things, limited future annual increases of his salary to the rate of inflation. In addition, the agreement as amended provided for annual bonuses to be set by the Compensation Committee ranging from a minimum of $50,000 up to a maximum of 100% of Mr. Smulyan’s annual base salary (plus an adjustment for inflation). Mr. Smulyan also received options to purchase 1,000,000 shares of common stock (after adjustment for the stock split) at a price per share of $28.25 pursuant to the agreement. Under the agreement, Mr. Smulyan retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement with Mr. Smulyan was subject to termination by our board of directors or by Mr. Smulyan, either without cause or for cause, at any time upon notice. In the event we terminated Mr. Smulyan’s employment without cause (as defined in the agreement) or in the event Mr. Smulyan terminated his employment for good reason (as defined in the agreement), Mr. Smulyan was entitled to receive the present value of the applicable base and incentive compensation through a date five years after the date of termination. In addition, the agreement entitled Mr. Smulyan to certain termination benefits upon disability, death or a change in control (as defined in the agreement) of Emmis. Following a termination of Mr. Smulyan’s employment, other than a termination by us without cause (as defined in the agreement) or a termination by Mr. Smulyan with good reason (as defined in the agreement), Mr. Smulyan was prohibited from engaging in a business in competition with us for a period of two years after the date of termination. The Compensation Committee is currently in negotiations with Mr. Smulyan regarding a new employment agreement and anticipates that such a new agreement will be entered into during the current fiscal year.

     Effective March 1, 2002, we entered into a four-year employment agreement with Walter Z. Berger, who currently serves as our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Berger’s base compensation under the employment agreement is $435,000 per year, of which we may pay up to 10% in the form of shares of our common stock. In addition, the agreement provides for annual incentive compensation in a target amount of $300,000 (payable in cash or shares of common stock, at our option) based upon achievement of certain performance goals to be determined each year by our Compensation Committee. Mr. Berger also receives an equity bonus at the end of each year in the following amounts: $100,000; $102,908; $106,584; and $110,380, respectively, is entitled to a completion bonus of 30,000 shares of common stock upon the expiration of the agreement and is entitled during the term of the agreement to an annual grant of an option to acquire 50,000 shares of our common stock. Under the agreement, Mr. Berger is to be paid an automobile allowance and to be reimbursed for up to $5,000 per year in premiums for life and disability insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement with Mr. Berger is subject to termination by our board of directors for cause (as defined in the agreement) and by Mr. Berger for good reason (as defined in the agreement) upon written notice. The agreement entitles Mr. Berger to certain termination benefits upon disability or death, and certain severance benefits.

     Effective March 1, 2002, we entered into a three-year employment agreement with Richard F. Cummings, who currently serves as our President — Radio Division. Mr. Cummings’ base compensation under the employment agreement is $435,000 per year, of which we may pay up to 10% in the form of shares of our common stock. In addition, the agreement provides for annual incentive compensation in a target amount of $300,000 (payable in cash or shares of common stock, at our option) based upon achievement of certain performance goals to be determined each year by our Compensation Committee. Mr. Cummings also received a cash signing bonus in the amount of $300,000, is entitled to a completion bonus of 22,500 shares of common stock upon the expiration of the agreement and is entitled during the term of the agreement to an annual grant of an option to acquire 50,000 shares of our common stock. Under the agreement, Mr. Cummings is to be paid an automobile allowance and to be reimbursed for up to $5,000 per year in premiums for life and disability insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement with Mr. Cummings is subject to termination by our board of directors for cause (as defined in the agreement) and by Mr. Cummings for good reason (as defined in the agreement) upon written notice. The agreement entitles Mr. Cummings to certain termination benefits upon disability or death.

     Effective March 1, 2003, we entered into a three-year employment agreement with Randall D. Bongarten, who currently serves as our President — Television Division. Mr. Bongarten’s base compensation under the employment agreement is $435,000 per year, of which we may pay up to 10% in the form of shares of our common stock. In addition, the agreement provides for annual incentive compensation in a target amount of $300,000 (payable in cash or shares of common stock, at our option) based upon achievement of certain performance goals to be determined each year by our Compensation Committee. Mr. Bongarten also is entitled to a completion bonus of 37,500 shares of common stock upon the expiration of the agreement and is entitled during the term of the agreement to an annual grant of an option to acquire 50,000 shares of our common stock. Under the agreement, Mr. Bongarten is to be paid an automobile allowance and to be reimbursed for up to $5,000 per year in premiums for life and disability insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement with Mr. Bongarten is subject to termination by our board of directors for cause (as defined in the agreement). The agreement entitles Mr. Bongarten to certain termination benefits upon disability or death, and certain severance benefits.

     Effective March 1, 2003, we entered into a two-year employment agreement with Gary L. Kaseff, who currently serves as our Executive Vice President and General Counsel. Mr. Kaseff’s base compensation under the employment agreement is $400,000 per year, of which we may pay a portion in the form of shares of our common stock. In addition, the agreement provides for annual incentive compensation in a target amount of $225,000 (payable in cash or shares of common stock, at our option) based upon achievement of certain performance goals to be determined each year by our Compensation Committee. Mr. Kaseff also is entitled to a completion bonus of 20,000 shares of common stock upon the expiration of the agreement and is entitled during the term of the agreement to an annual grant of an option to acquire 50,000 shares of our common stock. Under the agreement, Mr. Kaseff is to be paid an automobile allowance and to be reimbursed for up to $5,000 per year in premiums for life and disability insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement with Mr. Kaseff is subject to termination by our board of directors for cause (as defined in the agreement) and by Mr. Kaseff for good reason (as defined in the agreement) upon written notice. The agreement entitles Mr. Kaseff to certain termination benefits upon disability or death and certain severance benefits.

     Effective August 11, 2003, Emmis entered into Change in Control Severance Agreements with Messrs. Berger, Bongarten, Cummings and Kaseff. Each such agreement provides that if the executive’s employment is terminated within two years after a change-in-control (or, in certain instances, in anticipation of a change-in-control) by Emmis other than for cause or by the executive for “good reason” (as defined in the agreement), the executive is entitled to (1) a severance payment equal to the executive’s base salary through the termination date, plus a pro rata portion of the executive’s target bonus for the year and accrued vacation pay, plus three times the executive’s highest annual base salary and highest annual incentive bonus during the preceding three years; (2) continued insurance benefits for three years; (3) immediate vesting of all stock options; and (4) in certain circumstances, additional tax “gross up” payments. In each case, the executive is obligated not to voluntarily leave employment with Emmis during the pendency of (and prior to the consummation or abandonment of) a change-in-control other than as a result of disability, retirement or an event that would constitute good reason if the change-of-control had occurred.

EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of February 29, 2004. These plans include Emmis Broadcasting Corporation 1986 Stock Incentive Plan, the Emmis Broadcasting Corporation 1992 Stock Option Plan, the Emmis Broadcasting Corporation 1994 Equity Incentive Plan, the Emmis Broadcasting Corporation 1997 Equity Incentive Plan, the Emmis Communications Corporation 1999 Equity Incentive Plan, the Emmis Communications Corporation 2001 Equity Incentive Plan and the Emmis Communications Corporation 2002 Equity Compensation Plan. Our shareholders have approved all of these plans.

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	5,724,902 (1)	$25.77 (1)	3,045,945 (2)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	5,724,902 (1)	$25.77 (1)	3,045,945 (2)

(1)	Includes 435,000 shares estimated to be issuable in 2004 to employees in lieu of current salary pursuant to contract rights under our stock compensation program. See Report of the Compensation Committee. The exact number and price of shares to be issued depends upon actual compensation during the period prior to issuance and changes in our share price and cannot be determined at this time. Thus, the weighted averages in Column B do not reflect these shares. The amount in Column (a) excludes obligations under employment contracts to issue bonus shares in the future.

(2)	Includes 319,945 shares currently available under the initial authorization for the Employee Stock Purchase Plan. The number of shares reserved for issuance under this plan is automatically increased on the first day of each fiscal year by the lesser of 0.5% of the common shares outstanding on the last day of the immediately preceding fiscal year or a lesser amount determined by our board of directors. Also includes 1,391,645 shares subject to options that were granted to employees on March 1, 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Compensation Committee members are Susan B. Bayh, Frank V. Sica and Lawrence B. Sorrel, all of whom are independent directors under Nasdaq listing standards. No member of the Compensation Committee is or was formerly an officer or an employee of Emmis. No executive officer of Emmis serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Emmis board of directors, nor has such an interlocking relationship existed in the past.

PERFORMANCE GRAPH

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Class A common stock with the cumulative total return of the Nasdaq Stock Market Index and the cumulative total return of the Nasdaq Telecommunications Stock Market Index (an index containing performance data of radio, telephone, telegraph, television and cable television companies) from February 28, 1999, to the fiscal year ended February 29, 2004. The performance graph assumes that an investment of $100 was made in the Class A common stock and in each index on February 28, 1999 and that all dividends were reinvested.

	Feb-99	Feb-00	Feb-01	Feb-02	Feb-03	Feb-04
Emmis	$100	$158	$114	$116	$85	$109
Nasdaq Stock Market (U.S.)	$100	$204	$93	$76	$59	$89
Nasdaq Telecommunications	$100	$171	$67	$32	$23	$33

SHAREHOLDER PROPOSALS

     Any of our shareholders wishing to have a proposal considered for inclusion in our 2005 proxy solicitation materials must set forth such proposal in writing and file it with our corporate secretary on or before the close of business on January 24, 2005. In addition, under our by-laws any shareholder wishing to nominate a candidate for director or propose other business at the Annual Meeting must generally give us written notice on or before April 9, 2005 (unless we hold our annual meeting more than 30 days earlier next year, in which case the deadline will be 10 days after our first public announcement of the annual meeting date), and the notice must provide certain specific information as described in the by-laws. Copies of the by-laws are available to shareholders free of charge upon request to our corporate secretary. Our board of directors will review any shareholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in our 2005 proxy solicitation materials or consideration at the 2005 annual meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on April 9, 2005, and also retain that authority under certain other circumstances.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of existing common stock, to file with the Securities and Exchange Commission reports detailing their ownership of existing common stock and changes in such ownership. Officers, directors and greater than 10% shareholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, we believe that during the last fiscal year all officers, directors and greater than 10% shareholders complied with the filing requirements of Section 16(a), except that Mr. Smulyan amended prior reports to correct erroneous reporting of shares received by his children as gifts from 1995 to 2001 and to include certain shares placed into a testamentary trust, as to which Mr. Smulyan serves as co-trustee, in 1996 for the benefit of Mr. Smulyan’s children which were erroneously omitted from such reports.

ANNUAL REPORT

     A copy of our Annual Report for the year ended February 29, 2004 was sent to all of our shareholders of record as of April 23, 2004. The Annual Report is not to be considered as proxy solicitation material.

OTHER MATTERS

     Our board of directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

NON-INCORPORATION OF CERTAIN MATTERS

     The Report of the Compensation Committee, the Report of the Audit Committee, the Performance Graph and the information on the Emmis website do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Emmis filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Emmis specifically incorporates the respective Report, Performance Graph or website information therein by reference.

EXPENSES OF SOLICITATION

     The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Solicitations may be made in person, or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees and none of those persons will receive any additional compensation in connection with the solicitation. We also will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.

HOUSEHOLDING OF PROXY MATERIALS

     We have adopted a procedure permitted by Securities and Exchange Commission rules that is commonly referred to as “householding.” Under this procedure, a single proxy statement and annual report are delivered to multiple shareholders sharing an address unless we receive contrary instructions from any shareholder at that address. We will continue to send a separate proxy card to each shareholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information shareholders receive and helps to reduce our printing and postage costs. A number of brokers with accountholders who are Emmis shareholders will be “householding” our proxy materials and annual reports as well.

     If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker if you hold your Emmis shares through a broker, or notify us directly if you are a shareholder of record by sending us an e-mail at ir@emmis.com, calling us toll-free at 1-866-Emmis-03 (1-866-366-4703) or writing to us at Emmis Communications Corporation, Investor Relations, One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

     If you currently receive multiple copies of our proxy statement and annual report at your address and would like to request “householding” of your communications, you should contact your broker or, if you are a record holder of Emmis shares, you should submit a written request to Wachovia Bank, N.A., our transfer agent, at Wachovia Bank, N.A., Shareholder Services, 3C3, 1525 West W.T. Harris Boulevard, Charlotte, North Carolina 28288-1153.

Exhibit A

EMMIS COMMUNICATIONS CORPORATION
2004 EQUITY COMPENSATION PLAN

     1. Purpose. The primary purposes of the Plan are to provide equity compensation in lieu of cash compensation for employees, officers, directors and independent contractors of the Company and its subsidiaries, to increase employee, officer, director and independent contractor stock ownership opportunities and to improve the Company’s ability to attract and retain a team of outstanding employees, officers, directors and independent contractors.

     2. Definitions. As used in the Plan, terms defined parenthetically immediately after their use have the respective meanings provided by such definitions and the terms set forth below have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

       “Affiliate” means, with respect to a specified person, a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.

       “Award” means Options, shares of Restricted Stock, Stock Appreciation Rights or Performance Units granted under the Plan.

       “Award Agreement” has the meaning specified in Section 4(b)(vi).

       “Board” means the Board of Directors of the Company.

       “Cause” means, unless otherwise determined by the Committee, conviction of the Grantee of any felony or other crime involving dishonesty, fraud or moral turpitude, or the Grantee’s habitual neglect of his duties; provided, however, that if a Grantee is subject to an employment agreement with the Company or a Subsidiary, or has a Personal Services Contract , “cause” shall mean any breach of such agreement or contract by the Grantee giving the Company or a Subsidiary the right to terminate the agreement or contract.

       “Change in Control” means any of the following: (i) any person or group (other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, and other than Jeffrey H. Smulyan or an Affiliate of Mr. Smulyan) becomes after the Effective Date the beneficial owner of 25% or more of either the then outstanding Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, except that (A) no such person or group shall be deemed to own beneficially any securities acquired directly from the Company pursuant to a written agreement with the Company unless such person or group subsequently becomes the beneficial owner of additional Stock or voting securities of the Company other than pursuant to a written agreement with the Company, and (B) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote in the election of directors are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Stock and voting securities of the Company immediately before such acquisition in substantially the same proportion as their ownership, immediately before such acquisition, of the outstanding Stock and the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors; (ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act); (iii) approval by the shareholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote in the election of directors of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company; or (iv) such other event(s) or circumstance(s) as are determined by the Committee to constitute a Change in Control. Notwithstanding the foregoing provisions of this definition, a Change in Control of the Company shall be deemed not to have occurred with respect to any Grantee, if such Grantee is, by written agreement executed prior to such Change in Control, a participant on such Grantee’s own behalf in a transaction in which the persons (or their Affiliates) with whom such Grantee has the written agreement Acquire the Company (as defined below) and, pursuant to the written agreement, the Grantee has an equity interest in the resulting entity or a right to acquire such an equity interest.

       For the purposes of this definition, “Acquire the Company” means the acquisition of beneficial ownership by purchase, merger, or otherwise, of either more than 50% of the Stock (such percentage to be computed in accordance with Rule 13d-3(d)(1)(i) of the SEC under the Exchange Act) or substantially all of the assets of the Company or its successors; “person” means such term as used in Rule 13d-5 of the SEC under the Exchange Act; “beneficial owner” means such term as defined in Rule 13d-3 of the SEC under the Exchange Act; and “group” means such term as defined in Section 13(d) of the Exchange Act.

       “Class A Common Stock” means the Class A Common Stock of the Company, par value $.01 per share.

       “Class B Common Stock” means the Class B Common Stock of the Company, par value $.01 per share.

       “Code” means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

       “Committee” means the Compensation Committee of the Board or such other committee or subcommittee appointed by the Board or the Compensation Committee.

       “Company” means Emmis Communications Corporation, an Indiana corporation.

       “Disability” means, with respect to the exercise of an incentive stock option after Termination of Employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time disability was incurred, and which is expected to be permanent or for an indefinite duration.

       “Effective Date” means June 30, 2004.

       “Eligible Transferee” has the meaning specified in Section 12(b).

       “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the Exchange Act shall include references to successor provisions.

       “Fair Market Value” of any security of the Company means, as of any applicable date: (i) if the security is listed for trading on a national securities exchange or on the NASDAQ Stock Market, the average of the highest and lowest trading prices of the security as reported by such exchange or market on such date, or if no reported sales occurred on such date, on the first preceding date on which a reported sale of the security shall have occurred, or (ii) if the security is not listed for trading on a national securities exchange or on the NASDAQ Stock Market, or if the Committee determines that another measurement method is more appropriate to implement one or more of the purposes of the Plan, the fair market value of the security as determined in good faith by the Committee.

       “Family Member” of a Grantee means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Grantee, including adoptive relationships, any person sharing the Grantee’s household

(other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

       “Grant Date” means the date of grant of an Award determined in accordance with Section 6.

       “Grantee” means an individual or Personal Service Corporation that has been granted an Award.

       “Incentive Stock Option” means an Award under Section 7(b).

       “including” means “including, without limitation.”

       “Measuring Period” has the meaning specified in Section 10(a)(i)(B).

       “Option” means an Award under Section 7.

       “Option Price” means the per share purchase price of (i) Stock subject to an Option or (ii) Restricted Stock subject to an Option.

       “Parent” means any corporation, partnership or limited liability company (other than the Company) in an unbroken chain of corporations, partnerships or limited liability companies ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations, partnerships or limited liability companies other than the Company owns stock, general partnership interests or membership interests, as the case may be, possessing a majority of the total combined voting power of all classes of stock, general partnership interests or membership interests, as the case may be (whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency), in one of the other corporations, partnerships or limited liability companies in such chain.

       “Performance Goals” has the meaning specified in Section 10(a)(i).

       “Performance Percentage” has the meaning specified in Section 10(a)(i)(C).

       “Performance Units” means units established by the Committee for purposes of granting an Award under Section 10.

       “Personal Services Contract” means any written contract or agreement pursuant to which a corporation, partnership, limited liability company or other entity is to provide to the Company or a Subsidiary the services of one or more individuals.

       “Personal Service Corporation” means a corporation, partnership, limited liability company or other entity that has a Personal Services Contract in effect.

       “Plan” means the Emmis Communications Corporation 2004 Equity Compensation Plan.

       “Prior Plans” means the Emmis Communications Corporation 1999 Equity Incentive Plan, the Emmis Communications Corporation 2001 Equity Incentive Plan and the Emmis Communications Corporation 2002 Equity Compensation Plan.

       “Restricted Stock” means Stock awarded pursuant to Section 8.

       “SEC” means the Securities and Exchange Commission.

       “Stock” means the Class A Common Stock and the Class B Common Stock.

       “Stock Appreciation Rights” means Awards under Section 9.

       “Subsidiary” means any corporation, partnership or limited liability company (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award under the Plan, each of the corporations, partnerships or limited liability companies other than the last corporation, partnership or limited liability company in the unbroken chain owns stock, general partnership interests or membership interests, as the case may be, possessing a majority of the total combined voting power of all classes of stock, general partnership interests or membership interests, as the case may be (whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency), in one of the other corporations, partnerships or limited liability companies in such chain.

       “Termination of Employment” means a cessation of a business relationship with the Company or its Subsidiaries which occurs (a) with respect to an employee of the Company or a Subsidiary, the first day an individual is for any reason entitled to severance payments under the Company’s or any Subsidiary’s personnel policies or is no longer employed by the Company or any of its Subsidiaries, or, with respect to an individual who is an employee of a corporation constituting a Subsidiary, the first day such corporation is no longer a Subsidiary, (b) with respect to a director of the Company, the first day he or she ceases to be a director of the Company, (c) with respect to an independent contractor of the Company or a Subsidiary, the first day the independent contractor is no longer providing, and is not expected by the Company to provide, services to the Company or a subsidiary, or, (d) with respect to a Personal Service Corporation, the first day after the Personal Service Contract has expired or terminated and is not expected by the Company to be extended or renewed. Notwithstanding the foregoing, a Termination of Employment pursuant to any of clauses (a) through (d) shall not be deemed to occur with respect to any Options that are vested on the date on which a Termination of Employment would otherwise be deemed to have occurred so long as a Grantee continues to provide services to the Company or a Subsidiary in one or more of the capacities specified in clauses (a) through (d) above.

       3. Scope of the Plan.

       (a) Number of Shares. Subject to Section 3(c), an aggregate of four million (4,000,000) shares of Stock plus the number of shares of Stock described in Section 3(d) is hereby made available and is reserved for delivery, of which not more than one half of such shares of Stock may be delivered on account of the grant of Restricted Stock or the Award of Performance Units that are paid in shares of Stock (not including for this limitation shares of Restricted Stock issued in lieu of cash compensation under a stock compensation-type program). Subject to the foregoing limit, shares of Stock held as treasury shares may also be used for or in connection with Awards. No more than one million (1,000,000) shares of Class B common stock shall be available for grant and issuance under the Plan from the four million (4,000,000) additional shares of stock authorized for delivery under the Plan. Awards of or pertaining to shares of Class B Common Stock may be granted only to Jeffrey H. Smulyan or an Affiliate of Smulyan (as defined in the Company’s Second Amended and Restated Articles of Incorporation, as amended from time to time). Issuance of either Class A Common Stock or Class B Common Stock as or pursuant to an Award shall reduce the shares available for grant and issuance under the Plan.

       (b) Limit on Awards. Subject to Section 3(a) as to the maximum number of shares of Stock available for delivery in connection with Awards and Sections 3(c) and 26, the maximum number of Awards that may be granted to each Grantee in each calendar year during any part of which the Plan is in effect shall be as follows:

(i)	With respect to Stock subject to Options, 300,000 shares;

(ii)	With respect to Stock subject to Stock Appreciation Rights, 300,000 shares;

(iii)	With respect to Restricted Stock (other than Restricted Stock issued in payment of an Award of Performance Units or issued in lieu of cash compensation under a stock compensation-type program), that number of shares of Stock whose value equals the lesser of (A) 500% of such Grantee’s base salary and bonus for such year or (B) $5,000,000 (based on the Fair Market Value of Stock on the date the award is granted, not the date the Award vests or is paid);

(iv)	With respect to Awards of Performance Units, that number of shares of Stock whose value equals the lesser of (A) 500% of such Grantee’s base salary and bonus for such year or (B) $5,000,000 (based on the Fair Market Value of Stock on the date the Award is granted, not the date the Award is earned or paid).

     (c) Re-Use of Shares. If and to the extent an Award or any portion thereof shall expire or terminate for any reason without having been exercised in full or shall be forfeited, or if shares are used as Performance Units but paid in cash, shares of Stock available for such Award or any portion thereof (including restricted stock) and stock appreciation rights associated with such Award shall become available for other Awards. If a Grantee pays all or part of the exercise price or tax withholding, if any, associated with an Award by the transfer of Stock or the withholding or surrender (including by attestation) of all or part of an Award (including the Award being exercised), such Stock will also be available for grant under this Plan, without reducing the number of shares of Stock available in any calendar year for grant of Awards.

     (d) Addition of Stock from Prior Plans. In addition to the shares of Stock reserved for issuance under Section 3(a), the number of shares of Stock which were reserved for issuance under any of the Prior Plans but which are not subject to any outstanding awards under such plan as of the Effective Date shall be available for issuance under Awards granted under this Plan. Further, after the Effective Date, if any shares of Stock subject to awards granted under any Prior Plan would again become available for new grants under the terms of such plan if such plan were still in effect, then those shares of Stock will be available for the purpose of granting Awards under this Plan, thereby increasing the number of shares of Stock available for issuance under this Plan as determined under the first sentence of Section 3(a). Any such shares of Stock will not be available for future awards under the terms of the Prior Plans. If this Plan is approved or ratified by the shareholders of the Company in accordance with Section 26, the Prior Plans are terminated as of the Effective Date for purposes of granting additional awards, although awards outstanding under such Prior Plans remain in effect in accordance with such Prior Plans and any applicable award agreements.

     4. Administration.

     (a) General. The Plan shall be administered by the Committee, which shall consist of persons who are appointed by the Board. Notwithstanding the requirements contained in the immediately preceding sentence, the Board or the Committee may, in its discretion, delegate to a committee or subcommittee of the Board or the Committee any or all of the authority and responsibility of the Committee. Such other committee or subcommittee may consist of two or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board or the Committee has delegated to such other committee or subcommittee the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be to such other committee or subcommittee. Notwithstanding the foregoing, the Board shall at all times have the right to make Awards, administer the Plan, and otherwise exercise the authority of the Committee under the Plan, and to the extent the Board does so, references to the Committee in the Plan shall be to the Board.

     (b) Authority of the Committee. The Committee shall have full power and final authority, in its discretion, but subject to the express provisions of the Plan, as follows: (i) to select Grantees, (ii) to grant Awards, (iii) to determine (A) when Awards may be granted, (B) whether or not specific Stock Appreciation Rights shall be identified with a specific Option, specific shares of Restricted Stock, or specific Performance Units and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Performance Units, and (C) whether or not specific Performance Units shall be identified with a specific Option, specific shares of Restricted Stock, or specific Stock Appreciation Rights under the Plan or any Prior Plan and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Stock Appreciation Rights, (iv) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan, (v) to prescribe, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Employment of a Grantee, (vi) to determine the terms and provisions of any written agreement by which an Award may be granted (“Award Agreements”) and, to modify any such Award Agreement at any time, with the consent of the Grantee when required, (vii) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award, (viii) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan, (ix) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the

Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Options, Stock Appreciation Rights, and Performance Units and limiting the percentage of Options, Stock Appreciation Rights, and Performance Units which may from time to time be exercised by a Grantee, and (x) to require Awards to be transferred to a non-grantor trust for the benefit of the Grantee.

     (c) Determinations of the Committee; No Liability. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

     5. Eligibility. Awards may be granted to or for the benefit of any current or former employee, officer, director, Personal Service Corporation or independent contractor of the Company or any of its Subsidiaries. In selecting the Grantees to whom Awards may be granted, as well as in determining the number of shares of Stock subject to and the other terms and conditions applicable to each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

     6. General Terms and Conditions of Grants.

     (a) Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award or such other date as the Committee may determine.

     (b) Maximum Term. The term of each Award (subject to Section 7(b) with respect to Incentive Stock Options) shall be a period of not more than ten (10) years from the Grant Date, and shall be subject to earlier termination as herein provided.

     (c) Tandem Awards. A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

     7. Options.

     (a) Grant of Options and Option Price. The Committee may grant an Option containing such terms, conditions and restrictions as the Committee deems appropriate; provided, however, that the Option Price of any Option shall not be less than the Fair Market Value of the Stock on the Grant Date.

     (b) Grant of Incentive Stock Options. Without limiting the generality of the foregoing, the Committee may designate that an Option shall be made subject to restrictions that permit it to qualify as an “incentive stock option” under the requirements of Section 422 of the Code. Notwithstanding the foregoing and Section 4(b)(vi), the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such option from being treated as an Incentive Stock Option.

     (c) Exercise of Options. Each Option shall be exercised, in whole or in part, by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the Option. The Option Price of any shares of Stock or shares of restricted stock as to which an Option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following: (i) cash; (ii) shares of Stock that have been held by the Grantee for at least six months, each valued at the Fair Market Value on the date of exercise (including through an attestation procedure); (iii) with the approval of the Committee, shares of restricted stock that have been held by the Grantee for at least six months, each valued at the Fair Market Value of a share of Stock on the date of exercise; (iv) by waiver of compensation due or accrued to the Grantee for services rendered; (v) with the consent of the Committee, by tender of property; (vi) provided that a public market for the Stock exists: (A) through a “same day sale” commitment from the Grantee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Grantee irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased in order to pay for the Option, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (B) through a “margin” commitment from the Grantee and an NASD Dealer whereby the Grantee irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Option Price, and whereby the

NASD Dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (C) through any other procedure pursuant to which the Grantee delivers to the Company a properly executed exercise notice and instructions to deliver the resulting Stock to a stock broker that are intended to satisfy the provisions of Section 220.3(e)(4) of Regulation T issued by the Board of Governors of the Federal Reserve System as in effect from time to time; (vii) by the surrender of all or part of the Option being exercised, or (viii) such other payment method or procedure as the Committee may approve.

     (f) Use of Restricted Stock to Pay Option Price. If restricted stock (“Tendered Restricted Stock”) is used to pay the Option Price for Stock subject to an Option, then a number of shares of Stock acquired on exercise of the Option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the Option. If the Option Price for restricted stock subject to an Option is paid with Tendered Restricted Stock, and if the Committee determines that the restricted stock acquired on exercise of the Option is subject to restrictions that cause it to have a greater risk of forfeiture than the Tendered Restricted Stock, then notwithstanding the preceding sentence, all the restricted stock acquired on exercise of the Option shall, unless the Committee provides otherwise, be subject to such restrictions.

     8. Restricted Stock.

     (a) Grant of Shares of Restricted Stock. Before the grant of any shares of Restricted Stock, the Committee shall determine, in its discretion: (i) the per share purchase price of such shares (which may be zero), and (ii) the restrictions, if any, applicable to such grant; provided, however, that if the per share purchase price is zero, the consideration for the shares shall be deemed to be prior service to the Company or its Subsidiaries unless the Committee specifies other consideration.

     (b) Exercise. Payment of the purchase price (if greater than zero) for shares of Restricted Stock shall be made in full by the Grantee before the delivery of such shares. Such payment may, at the election of the Grantee and unless the Committee otherwise provides in the Award Agreement, be made in any one or any combination of the following: (i) cash, (ii) Stock valued at its Fair Market Value on the date of payment, or (iii) shares of Restricted Stock, each valued at the Fair Market Value of a share of Stock on the date of payment; provided that, if the purchase price for Restricted Stock (“New Restricted Stock”) is paid with shares of restricted stock (“Old Restricted Stock”), the restrictions applicable to the New Restricted Stock shall be the same as if the Grantee had paid for the New Restricted Stock in cash unless, in the judgment of the Committee, the Old Restricted Stock was subject to a greater risk of forfeiture, in which case a number of shares of New Restricted Stock equal to the number of shares of Old Restricted Stock tendered in payment for New Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Old Restricted Stock, determined immediately before such payment.

     (c) Forfeiture. The Committee may, but need not, provide that all or any portion of a Grantee’s Award of Restricted Stock shall be forfeited: (i) upon the Grantee’s Termination of Employment within a specified time period after the Grant Date, (ii) if the Company or the Grantee does not achieve specified performance goals within a specified time period after the Grant Date and before the Grantee’s Termination of Employment, or (iii) on such other event(s) or circumstance(s) as the Committee deems appropriate.

     (d) Effect of Forfeiture. If a share of Restricted Stock is forfeited, then: (i) the Grantee shall be deemed to have resold such share of Restricted Stock to the Company at the lesser of (A) the purchase price paid by the Grantee (such purchase price shall be deemed to be zero dollars ($0) if no purchase price was paid) or (B) the Fair Market Value of a share of Stock on the date of such forfeiture; (ii) the Company shall pay to the Grantee the amount determined under clause (i) of this sentence as soon as is administratively practical; and (iii) such share of Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the Company’s tender of the payment specified in clause (ii) of this sentence, whether or not such tender is accepted by the Grantee.

     (e) Certificates. Any share of Restricted Stock which is subject to forfeiture shall be held (together with a stock power executed in blank by the Grantee if requested by the Committee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited and shall, if requested by the Committee, bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan. If any shares of Restricted Stock become nonforfeitable, the Company shall cause certificates for such shares to be issued or reissued without such legend.

     9. Stock Appreciation Rights.

     (a) Grant of Stock Appreciation Rights. When granted, Stock Appreciation Rights may, but need not, be identified with shares of Stock subject to a specific Option, specific shares of Restricted Stock, or specific Performance Units of the Grantee (including any Option, shares of Restricted Stock, or Performance Units granted on or before the Grant Date of the Stock Appreciation Rights) in a number equal to or different from the number of Stock Appreciation Rights so granted. If Stock Appreciation Rights are identified with shares of Stock subject to an Option, shares of Restricted Stock, or Performance Units, then, unless otherwise provided in the applicable Award Agreement, the Grantee’s associated Stock Appreciation Rights shall terminate upon (i) the expiration, termination, forfeiture, or cancellation of such Option, shares of Restricted Stock, or Performance Units, (ii) the exercise of such Option or Performance Units, or (iii) the nonforfeitability of such shares of Restricted Stock.

     (b) Exercise of Stock Appreciation Rights. Each Stock Appreciation Right shall be exercisable to the extent the Option with which it is identified, if any, may be exercised, to the extent the Restricted Stock with which it is identified, if any, is nonforfeitable, or to the extent the Performance Unit with which it is identified, if any, may be exercised, unless otherwise provided by the Committee. Stock Appreciation Rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of Stock Appreciation Rights. Unless otherwise provided in the applicable Award Agreement, the exercise of Stock Appreciation Rights which are identified with shares subject to an Option, shares of Restricted Stock, or Performance Units shall result in the cancellation or forfeiture of such Option, shares of Restricted Stock, or Performance Units, as the case may be, to the extent of such exercise.

     (c) Benefit for Stock Appreciation Rights. The benefit for each Stock Appreciation Right exercised shall be equal to the difference between: (i) the Fair Market Value of a share of Stock on the date of such exercise and (ii) an amount equal to: (A) for any Stock Appreciation Right identified with an Option, the Option Price of such Option, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount, or (B) for any other Stock Appreciation Right, the Fair Market Value of a share of Stock on the Grant Date of such Stock Appreciation Right, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount; provided that the Committee, in its discretion, may provide that the benefit for any Stock Appreciation Right shall not exceed a stated percentage (which may exceed 100%) of the Fair Market Value of a share of Stock on such Grant Date. The benefit upon the exercise of a Stock Appreciation Right shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock.

     10. Performance Units.

     (a) Grant of Performance Units.

     (i) In connection with the grant of any Performance Unit, the Committee shall: (A) determine performance goals (“Performance Goals”) applicable to such grant, (B) designate a period for the measurement of the extent to which Performance Goals are attained, which period may begin prior to the Grant Date (the “Measuring Period”), and (C) assign a “Performance Percentage” to each level of attainment of Performance Goals during the Measuring Period, with the percentage applicable to minimum attainment being zero percent (0%) and the percentage applicable to maximum attainment (which may exceed 100%) to be determined by the Committee from time to time.

     (ii) In establishing Performance Goals, the Committee may consider such performance factor or factors as it deems appropriate, including share price, revenue, net revenue, EBITDA, EBITDA before certain charges, net income, cash flow (whether pre-tax or after tax), growth in net income or cash flow, earnings per share, growth of earnings per share, market share, market penetration, return on equity, return on assets, or return on capital. The Performance Goals may include minimum and optimum objectives, a single set of objectives or multiple sets of objectives. The Committee may, at any time, in its discretion, modify Performance Goals in order to facilitate their attainment for any reason, including recognition of unusual or nonrecurring events affecting the Company or a Subsidiary or changes in applicable laws, regulations or accounting principles. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a performance period, the Committee may adjust or eliminate the Performance Goals as it deems appropriate.

     (iii) When granted, Performance Units may, but need not, be identified with shares of Stock subject to a specific Option, specific shares of Restricted Stock, or specific Stock Appreciation Rights of the Grantee granted under the Plan or any Prior Plan in a number equal to or different from the number of the Performance Units so granted. If Performance Units are identified with shares of Stock subject to an Option, shares of Restricted Stock, or Stock Appreciation Rights, then, unless otherwise provided in the applicable Award Agreement, the Grantee’s associated Performance Units shall terminate upon (A) the expiration, termination, forfeiture, or cancellation of such Option, shares of Restricted Stock, or Stock Appreciation Rights, (B) the exercise of such Option or Stock Appreciation Rights, or (C) the nonforfeitability of such shares of Restricted Stock.

     (b) Exercise of Performance Units. Subject to Sections 13 and 17 and such terms and conditions as the Committee may impose, if, with respect to any Performance Unit, the minimum Performance Goals have been achieved during the applicable Measuring Period, then such Performance Unit shall be exercisable commencing on the first day after the end of the applicable Measuring Period or such other date specified by the Committee. Performance Units shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of Performance Units; provided, however, that Performance Units not identified with an Option, shares of Restricted Stock, or Stock Appreciation Rights shall be deemed exercised on the date on which they first become exercisable unless another date is specified by the Committee in the grant of the Performance Unit or in the determination of whether the Performance Goals were met. After completion of the Measuring Period, the Committee shall certify in writing the extent to which the Performance Goals and other material terms applicable to such Award are attained. Unless and until the Committee so certifies, the Award shall not be paid. Unless otherwise provided for in the applicable Award Agreement, the exercise of Performance Units which are identified with an Option, shares of Restricted Stock, or Stock Appreciation Rights shall result in the cancellation or forfeiture of such Option, shares of Restricted Stock, or Stock Appreciation Rights, as the case may be, to the extent of such exercise.

     (c) Benefit of Performance Unit. The benefit for each Performance Unit exercised shall be an amount equal to the product of: (i) the Fair Market Value of a share of Stock on the Grant Date of the Performance Unit multiplied by (ii) the Performance Percentage attained during the Measuring Period for such Performance Unit.

     (d) Payment. The benefit upon the exercise of a Performance Unit shall be payable as soon as is administratively practicable after the later of (i) the date the Grantee exercises or is deemed to exercise such Performance Unit, or (ii) the date (or dates in the event of installment payments) as provided in the applicable Award Agreement. Such benefit shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock. The number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the business day next preceding the date such benefit is to be paid.

     11. No Employment Rights. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (i) give any Grantee the right to remain employed by or affiliated with the Company or any of its Subsidiaries or to any benefits not specifically provided by the Award Agreement, or (ii) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate this Plan or any of its employee benefit plans. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee’s employment by or affiliation with the Company or any Subsidiary shall be implied by the terms of the Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of or sever its relationship with any Grantee as existed before the Grant Date.

     12. Non-Transferability.

     (a) Except as permitted by the Committee in writing or as provided in the applicable Award Agreement, each Award (other than Restricted Stock) granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee. Each share of Restricted Stock shall be non-transferable until such share becomes nonforfeitable.

     (b) Notwithstanding the provisions of subsection (a), a Grantee may transfer an award through a gift or a domestic relations order, otherwise than for value, to a Family Member (any recipient in such a transfer, an “Eligible Transferee”). For purposes of this subsection (b), the following transactions are not transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in the entity. An Award that is transferred to a Family Member shall not be transferable by such Family Member, except for (i) a transfer to another Family Member of the original Grantee, or (ii) a transfer by such Family Member’s will or by the laws of descent and distribution upon the death of the Family Member.

     (c) In the event that a Grantee transfers an Award to an Eligible Transferee under this Section 12, the Award transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the Award must be exercised) as the Grantee or, in the event of the Grantee’s death, the executor or administrator of the Grantee’s estate, could have exercised such Award. The Grantee, or in the event of the Grantee’s death, the Grantee’s estate, shall remain liable for all federal, state, city and local taxes applicable upon the exercise of an Award by an Eligible Transferee.

     13. Effects of a Change in Control. The terms and provisions of this Section 13 shall apply upon the occurrence of a Change in Control only if the Committee shall have determined that this Section 13 shall be applicable. The Committee shall give written notice to the Grantees of such a determination and the date on which such determination is made. After the occurrence of a Change in Control following the date on which such determination is made, then:

     (a) General. Subject to Section 17 but notwithstanding Section 11 or any other provisions of the Plan: (i) all Options, Stock Appreciation Rights, and Performance Units granted under the Plan shall immediately be fully exercisable; and (ii) all shares of Restricted Stock shall immediately be nonforfeitable and freely transferable.

     (b) Benefit. The benefit, if any, payable with respect to any Performance Unit for which the Measuring Period has not ended shall be equal to the product of: (i) the Fair Market Value of a share of Stock on the Grant Date of the Performance Unit multiplied successively by each of the following; (ii) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such Change in Control, and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and (iii) a percentage equal to the greater of (A) the target percentage, if any, specified in the applicable Award Agreement, or (B) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that such rate at which the performance goals have been achieved as of the date of the Change in Control would continue until the end of the Measuring Period.

     14. Notification under Section 83(b). If the Committee has not, on the Grant Date or any later date, prohibited such Grantee from making the following election, and a Grantee shall, in connection with the exercise of any Option, or the grant of any share of Restricted Stock, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

     15. Mandatory Withholding Taxes. Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan, or (iii) any combination of the foregoing.

     16. Elective Share Withholding.

     (a) Election by Grantee. Subject to Section 16(b) and unless prohibited by the Award Agreement, a Grantee may elect the withholding (“Share Withholding”) by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of Restricted Stock’s becoming nonforfeitable (each a “Taxable Event”) having a Fair Market Value equal to: (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or (ii) with the Committee’s prior approval, a greater amount, not to exceed the estimated total amount of such Grantee’s tax liability with respect to the Taxable Event.

     (b) Restrictions. Each Share Withholding election by a Grantee shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions: (i) a Grantee’s right to make such an election shall be subject to the Committee’s right to revoke such right at any time before the Grantee’s election if the Committee has reserved the right to do so in the Award Agreement; (ii) the Grantee’s election must be made before the date (the “Tax Date”) on which the amount of tax to be withheld is determined; (iii) the Grantee’s election shall be irrevocable by the Grantee; and (iv) in the event that the Tax Date is deferred until six months after the delivery of Stock under Section 83(b) of the Code, the Grantee shall receive the full amount of Stock with respect to which the exercise occurs, but such Grantee shall be unconditionally obligated to tender back to the Company the proper number of shares of Stock on the Tax Date.

     17. Termination of Employment.

     (a) Restricted Stock. Except as otherwise provided by the Committee on or after the Grant Date, a Grantee’s shares of Restricted Stock that are forfeitable shall be forfeited upon the Grantee’s Termination of Employment.

     (b) Other Awards. If the Grantee has a Termination of Employment for Cause, any unexercised Option, Stock Appreciation Right, or Performance Unit shall terminate upon the Grantee’s Termination of Employment. If the Grantee has a Termination of Employment for any reason other than Cause, then any unexercised Option, Stock Appreciation Right, or Performance Unit, to the extent exercisable on the date of the Grantee’s Termination of Employment, may be exercised in whole or in part, not later than the later of (A) the 180th day following the Grantee’s Termination of Employment or (B) the 30th day following the last day for which the Grantee is entitled to severance payments under the Company’s or any Subsidiary’s personnel policies, except that: (i) if the Grantee’s Termination of Employment is caused by the death of the Grantee, then any unexercised Option, Stock Appreciation Right, or Performance Unit, shall vest on the date of the Grantee’s death, and may be exercised, in whole or in part, at any time within one year after the Grantee’s death by the Grantee’s personal representative or by the person to whom the Option, Stock Appreciation Right, or Performance Unit is transferred by will or the applicable laws of descent and distribution; (ii) if the Grantee’s Termination of Employment is on account of the Disability of the Grantee, then any unexercised Option, Stock Appreciation Right, or Performance Unit shall vest on the date of the Termination of Employment and may be exercised, in whole or in part, as if such Termination of Employment had not occurred; provided that, if the Grantee dies after such Termination of Employment, such Option, Stock Appreciation Right, or Performance Unit may be exercised, to the extent exercisable on the date of the Grantee’s death, by the deceased Grantee’s personal representative or by the person to whom the Option, Stock Appreciation Right, or Performance Unit is transferred by will or the applicable laws of descent and distribution within one year after the Grantee’s death, and (iii) if the Grantee’s Termination of Employment results from a sale of the station, magazine or other property at which Grantee is employed or to which Grantee provides services, then any unvested Option that was scheduled to vest within one year after the Termination of Employment shall vest on the date of such Termination of Employment.

     (c) Exceptions at the Discretion of the Committee. If the Grantee has a Termination of Employment for any reason other than Cause, the Committee may provide on or after the Grant Date (including after a Grantee’s Termination of Employment, but before the expiration of the term specified in the applicable Award Agreement) for one or more of the following: (i) that any unexercised Option, Stock Appreciation Right, or Performance Unit, to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within a period specified by the Committee after the date of such Termination of Employment; (ii) that any Option, Stock Appreciation Right, or Performance Unit which is not exercisable on or before the date of such Termination of Employment (A) will continue to become exercisable, as if such Termination of Employment had not occurred, after such date for a period specified by the Committee and (B) to the extent such Option, Stock Appreciation Right, or Performance Unit has become exercisable during such period, may be exercised, in whole or in part, at or before the end of such period; (iii) that any share of Restricted Stock that has not become nonforfeitable on or before the date of such Termination of Employment may become nonforfeitable as if such Termination of Employment had not occurred after such date for a period specified by the Committee; or (iv) that if the Grantee dies after such Termination of Employment and before the expiration of the period specified under clause (i) or (ii) of this Section 18(c), such Option, Stock Appreciation Right, or Performance Unit may be exercised by the deceased Grantee’s personal representative or by the person to whom the Option, Stock Appreciation Right, or Performance Unit is transferred by will or the applicable laws of descent and distribution within the specified period after the Grantee’s Termination of Employment, or, if later, within 180 days after the Grantee’s death; provided that if such rights are granted, the Committee may thereafter take actions to limit such rights but only if such limitation is consented to by the Grantee.

     (d) Maximum Extension. Notwithstanding the foregoing, no Award shall be exercisable beyond the maximum term permitted under the original Award Agreement unless the Committee explicitly extends such original term, in which case such term shall not be extended beyond the maximum term permitted by the Plan.

     18. Substituted Awards. If the Committee cancels any Award (granted under this Plan, any prior equity incentive plan(s) of the Company, or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted therefore, then the Committee may, in its discretion, determine the terms and conditions of such new Award and may, in its discretion, provide that the grant date of the canceled Award shall be the date used to determine the earliest date or dates for exercising the new substituted Award so that the Grantee may exercise the substituted Award at the same time as if the Grantee had held the substituted Award since the grant date of the canceled Award; provided that no award shall be canceled without the consent of the Grantee if the terms and conditions of the new Award to be substituted are not at least as favorable as the terms and conditions of the award to be canceled.

     19. Securities Law Matters.

     (a) Legend and Investment Representation. If the Committee deems necessary to comply with the Securities Act of 1933, or any rules, regulations or other requirements of the SEC or any stock exchange or automated quotation system, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock, or that the Stock be subject to such stock transfer orders and other restrictions as the Committee may deem necessary or advisable.

     (b) Postponement by Committee. If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities law or (ii) the listing requirements of any national securities exchange or the requirements of any automated quotation system on which are listed or quoted any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use reasonable and good faith efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date. The Committee’s authority under this Section 19(b) shall expire on the date of the first Change in Control to which Section 13 applies.

     (c) No Obligation to Register or List. The Company shall be under no obligation to register the Stock with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

     20. Funding. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

     21. Rights as a Shareholder. A Grantee shall not, by reason of any Award (other than Restricted Stock) have any right as a shareholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to such Grantee. Shares of Restricted

Stock held by a Grantee or held in escrow by the Company or by an agent of the Company shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan. The Committee, in its discretion, at the time of grant of Restricted Stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.

     22. Escrow; Pledge of Shares. To enforce any restrictions on a Grantee’s Stock, the Committee may require the Grantee to deposit all certificates representing such Stock, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

     23. Nature of Payments. Unless otherwise determined by the Committee, any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries, or (ii) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

     24. Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements as to (i) the identity of the Grantees, (ii) the terms and provisions of Awards, and (iii) the treatment, under Section 17, of Terminations of Employment. Notwithstanding the foregoing, the Committee’s interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

     25. Adjustments. The Committee shall make equitable adjustment of: (i) the aggregate numbers of shares of Stock, shares of Restricted Stock and Stock Appreciation Rights, available under Sections 3(a) and 3(b), (ii) the number of shares of Stock or shares of Restricted Stock covered by an Award, (iii) the Option Price, (iv) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of Stock Appreciation Rights or Performance Units, and (v) all other matters relating to the Plan and any Awards, including the type of securities or property, if any, to be paid in connection with any Award, all in such manner as may be determined by the Committee in its discretion in order to prevent dilution or enlargement of the rights of any Grantee pursuant to any Award under the Plan, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, reclassification, merger, consolidation, asset spin-off, reorganization, or similar event of or by the Company.

     26. Adoption and Shareholder Approval. The Plan shall be approved or ratified by the shareholders of the Company (excluding holders of Stock issued pursuant to this Plan), consistent with applicable laws, including but not limited to Section 162(m)(4)(C) (ii) of the Code, within 12 months before or after the Effective Date. Upon the Effective Date, Awards may be granted pursuant to the Plan; provided, however, that: (i) no Option may be exercised prior to initial shareholder approval of the Plan; (ii) no Option granted pursuant to an increase in the number of shares of Stock approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; and (iii) in the event that shareholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be canceled, any Stock issued pursuant to any Award shall be canceled and any purchase of Stock hereunder shall be rescinded.

     27. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as it may deem desirable, including the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     28. Amendment and Termination of the Plan. Subject to any applicable shareholder approval requirements of applicable law or the rules of any national securities exchange, stock market or automated quotation service on which the Stock is listed or quoted, the Plan may be amended by the Board at any time and in any respect, except that there shall be no amendment to permit option repricing without shareholder approval. The Plan may also be terminated at any time by the Board and shall terminate automatically on the tenth anniversary of the Effective Date unless earlier terminated by the Board. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the Grantee.

     29. Weekends and Holidays. Unless this Section prevents an Option designed to qualify as an Incentive Stock Option under Section 422 of the Code from qualifying as an Incentive Stock Option under Section 422 of the Code or prevents an Award designed to qualify as performance-based compensation under Section 162(m) of the Code from qualifying as performance-based compensation under Section 162(m) of the Code, if any day on which action under the Plan must be taken falls on a Saturday, Sunday or holiday recognized as an official holiday of the Company, such action may be taken on the next succeeding day not a Saturday, Sunday or holiday.

     30. Foreign Grantees. Without amending the Plan, Awards may be granted to Grantees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

     31. Interpretation under Section 162(m). Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards hereunder that qualify as performance-based compensation under Code Section 162(m)(4)(C) and that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based pay under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out such intent and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

     32. Applicable Law. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Indiana, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced shall be governed by the laws of the State of Indiana, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

     33. Construction. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.